                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                       REGISTRATION STATEMENT NO.: 333-130408-01

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

                                                             [LaSalle Bank LOGO]

[Merrill Lynch LOGO]

[PNC Bank LOGO]                                                   [Artesia LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $2,330,570,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
                CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D
--------------------------------------------------------------------------------

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                        LASALLE BANK NATIONAL ASSOCIATION
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                              Mortgage Loan Sellers

                           MIDLAND LOAN SERVICES, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Master Servicers

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                         U.S. BANK NATIONAL ASSOCIATION
                                     Trustee

                        LASALLE BANK NATIONAL ASSOCIATION
                            Certificate Administrator

                                   MAY 5, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

MERRILL LYNCH & CO.                             LASALLE FINANCIAL SERVICES, INC.

PNC CAPITAL MARKETS LLC       GOLDMAN, SACHS & CO.                MORGAN STANLEY

                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                          REGISTRATION STATEMENT NO.: 333-130408

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                         INITIAL
                       CERTIFICATE   APPROX.      APPROX.
          EXPECTED      PRINCIPAL     TOTAL     PERCENTAGE
          RATINGS        BALANCE     INITIAL    OF INITIAL        WEIGHTED        PRINCIPAL    ASSUMED FINAL
        -----------    OR NOTIONAL    CREDIT     MORTGAGE         AVERAGE          WINDOW      DISTRIBUTION
CLASS   FITCH   S&P    AMOUNT (1)    SUPPORT   POOL BALANCE   LIFE (YEARS)(2)   (MO./YR.)(2)        DATE(2)    RATE TYPE
------------------------------------------------------------------------------------------------------------------------

 A-1     AAA    AAA   $ 91,545,000   30.0000%     3.6678%          2.670         06/06-02/11     02/12/2011       (3)
 A-2     AAA    AAA   $380,910,000   30.0000%    15.2613%          4.824         02/11-05/11     05/12/2011       (3)
 A-3     AAA    AAA   $159,000,000   30.0000%     6.3704%          6.403         06/12-04/13     04/12/2013       (3)
 A-SB    AAA    AAA   $113,900,000   30.0000%     4.5634%          7.271         05/11-08/15     08/12/2015       (3)
 A-4     AAA    AAA   $757,147,000   30.0000%    30.3353%          9.694         08/15-03/16     03/12/2016       (3)
 A-1A    AAA    AAA   $244,645,000   30.0000%     9.8018%          8.934         06/06-03/16     03/12/2016       (3)
  AM     AAA    AAA   $249,593,000   20.0000%    10.0000%          9.851         03/16-04/16     04/12/2016       (3)
  AJ     AAA    AAA   $218,393,000   11.2500%     8.7500%          9.881         04/16-04/16     04/12/2016       (3)
  B       AA     AA   $ 56,159,000    9.0000%     2.2500%          9.909         04/16-05/16     05/12/2016       (3)
  C      AA-    AA-   $ 28,079,000    7.8750%     1.1250%          9.964         05/16-05/16     05/12/2016       (3)
  D       A      A    $ 31,199,000    6.6250%     1.2500%          9.964         05/16-05/16     05/12/2016       (3)

NON-OFFERED CERTIFICATES(5)

                          INITIAL
                        CERTIFICATE      APPROX.      APPROX.
          EXPECTED       PRINCIPAL        TOTAL     PERCENTAGE     WEIGHTED
           RATINGS        BALANCE        INITIAL    OF INITIAL     AVERAGE      PRINCIPAL    ASSUMED FINAL
        ------------    OR NOTIONAL       CREDIT     MORTGAGE        LIFE        WINDOW       DISTRIBUTION
CLASS   FITCH    S&P     AMOUNT(1)       SUPPORT   POOL BALANCE   (YEARS)(2)   (MO./YR.)(2)      DATE(2)      RATE TYPE
----------------------------------------------------------------------------------------------------------------------

E         A-     A-       18,719,000      5.8750      0.7500        9.964      05/16-05/16     05/12/2016       (3)
F        BBB+   BBB+      28,079,000      4.7500      1.1250        9.964      05/16-05/16     05/12/2016       (3)
G        BBB    BBB       21,840,000      3.8750      0.8750        9.964      05/16-05/16     05/12/2016       (3)
H        BBB-   BBB-      24,959,000      2.8750      1.0000        9.964      05/16-05/16     05/12/2016       (3)
J        BB+    BB+        6,240,000      2.6250      0.2500        9.964      05/16-05/16     05/12/2016       (3)
K         BB     BB        9,359,000      2.2500      0.3750        9.964      05/16-05/16     05/12/2016       (3)
L        BB-    BB-        6,240,000      2.0000      0.2500        9.964      05/16-05/16     05/12/2016       (3)
M         B+     B+        6,240,000      1.7500      0.2500        9.964      05/16-05/16     05/12/2016       (3)
N         B      B         6,240,000      1.5000      0.2500        9.964      05/16-05/16     05/12/2016       (3)
P         B-     B-        6,240,000      1.2500      0.2500        9.964      05/16-05/16     05/12/2016       (3)
Q         NR     NR       31,199,283                  1.2500       10.111      05/16-12/25     12/12/2025       (3)
X        AAA    AAA    2,495,925,283(4)                              N/A           N/A         12/12/2025    Variable

----------
(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage.

(4)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as will be described in the offering prospectus. The interest rate applicable to each component of the class X certificates for each distribution date will equal the rate described in the offering prospectus.

(5)  Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                       Sequential pay REMIC. Class A-1, A-2, A-3,
                                 A-SB, A-4, A-1A, AM, AJ, B, C and D
                                 certificates are offered publicly. All other
                                 certificates will be privately placed with
                                 qualified institutional buyers, with
                                 institutional accredited investors or non-U.S.
                                 persons in accordance with Regulation S.

CUT-OFF DATE                     References in this term sheet to the "cut-off
                                 date" mean, with respect to each mortgage loan,
                                 the related due date of that mortgage loan in
                                 May 2006 or, with respect to those mortgage
                                 loans, if any, that have their respective first
                                 payment dates in June 2006, May 1, 2006.

OFFERING TERMS                   The commercial mortgage backed securities
                                 referred to in these materials, and the
                                 mortgage pool backing them, are subject to
                                 modification or revision (including the
                                 possibility that one or more classes of
                                 securities may be split, combined or eliminated
                                 at any time prior to issuance or availability
                                 of a final prospectus) and are offered on a
                                 "when, as and if issued" basis. You understand
                                 that, when you are considering the purchase of
                                 these securities, a contract of sale will come
                                 into being no sooner than the date on which the
                                 relevant class has been priced and we have
                                 confirmed the allocation of securities to be
                                 made to you. Any "indications of interest"
                                 expressed by you, and any "soft circles"
                                 generated by us, will not create binding
                                 contractual obligations for you or us.

MORTGAGE POOL                    The mortgage pool consists of 245 mortgage
                                 loans with an aggregate initial mortgage pool
                                 balance of $2,495,925,284, subject to a
                                 variance of plus or minus 5.0%. The mortgage
                                 loans are secured by 300 mortgaged real
                                 properties located throughout 43 states and the
                                 District of Columbia.

LOAN GROUPS                      For purposes of making distributions to the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates, the pool of mortgage loans will
                                 be deemed to consist of two distinct groups,
                                 loan group 1 and loan group 2. Loan group 1
                                 will consist of 204 mortgage loans,
                                 representing approximately 90.20% of the
                                 initial mortgage pool balance and that are
                                 secured by the various property types that make
                                 up the collateral for those mortgage loans, and
                                 loan group 2 will consist of 41 mortgage loans,
                                 representing approximately 9.80% of the initial
                                 mortgage pool balance and that are secured by
                                 multifamily and manufactured housing community
                                 properties (approximately 86.20% of all the
                                 mortgage loans secured by multifamily and
                                 manufactured housing community properties).

ISSUING ENTITY                   Merrill Lynch Mortgage Trust 2006-C1

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSORS                         LaSalle Bank National Association (LaSalle)
                                 Merrill Lynch Mortgage Lending, Inc. (MLML)

MORTGAGE LOAN SELLERS            LaSalle Bank National Association (LaSalle).....49.21% of the initial mortgage pool balance
                                 Merrill Lynch Mortgage Lending, Inc. (MLML).....33.89% of the initial mortgage pool balance
                                 PNC Bank, National Association (PNC)............11.11% of the initial mortgage pool balance
                                 Artesia Mortgage Capital Corporation (Artesia)...5.79% of the initial mortgage pool balance

UNDERWRITERS                     Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                 LaSalle Financial Services, Inc.
                                 PNC Capital Markets LLC
                                 Goldman, Sachs & Co.
                                 Morgan Stanley & Co. Incorporated

TRUSTEE                          U.S. Bank National Association

CERTIFICATE ADMINISTRATOR        LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

MASTER SERVICERS                 Midland Loan Services, Inc., with respect to
                                 mortgage loans sold to the depositor by LaSalle
                                 and PNC and the Mall of Louisiana Loan sold to
                                 the depositor by MLML.

                                 Well Fargo Bank, National Association, with
                                 respect to mortgage loans sold to the depositor
                                 by MLML (excluding Mall of Louisiana Loan which
                                 is being serviced by Midland.) and Artesia

SPECIAL SERVICER                 Midland Loan Services, Inc.

RATING AGENCIES                  Fitch, Inc.
                                 Standard & Poor's Ratings Services, a division
                                 of The McGraw-Hill Companies, Inc.

DENOMINATIONS                    $25,000 minimum for the offered certificates.

CLOSING DATE                     On or about May 25, 2006.

SETTLEMENT TERMS                 Book-entry through DTC for all offered
                                 certificates.

DETERMINATION DATE               For any distribution date, the fourth business
                                 day prior to the distribution date, except that
                                 in the case of certain mortgage loans, the
                                 applicable master servicer may make its
                                 determination as to the collections received as
                                 of a later date during each month.

DISTRIBUTION DATE                The 12th day of each month or, if the 12th day
                                 is not a business day, the next succeeding
                                 business day, beginning in June 2006.

DAY COUNT                        30/360

INTEREST DISTRIBUTIONS           Each class of offered certificates will be
                                 entitled on each distribution date to interest
                                 accrued during the prior calendar month at its
                                 pass-through rate for such distribution date on
                                 the outstanding certificate balance of such
                                 class immediately prior to such distribution
                                 date. Interest on the offered certificates will
                                 be calculated on the basis of twelve 30-day
                                 months and a 360-day year. Interest on the
                                 offered certificates will be distributed on
                                 each distribution date, to the extent of
                                 available funds, in sequential order of class
                                 designation, except that the class A-1, A-2,
                                 A-3, A-SB, A-4, A-1A and X are pro rata and
                                 pari passu in entitlement to interest. In
                                 general, payments of interest in respect of the
                                 class A-1, A-2, A-3, A-SB and A-4 certificates
                                 will be made to the extent of available funds
                                 attributable to the mortgage loans in loan
                                 group 1, payments of interest in respect of the
                                 class A-1A certificates will be made to the
                                 extent of available funds attributable to the
                                 mortgage loans in loan group 2, and payments of
                                 interest in respect of the class X certificates
                                 will be made to the extent of available funds
                                 attributable to mortgage loans in both loan
                                 groups. However, if the application of
                                 available funds as described in the preceding
                                 sentence would result in an interest shortfall
                                 to any of those classes of certificates, then
                                 payments of interest will be made with respect
                                 to all of those classes on a pro rata (based on
                                 amount of interest accrued) and pari passu
                                 basis without regard to loan groups.

PRINCIPAL DISTRIBUTIONS          Except as described below, principal will be
                                 distributed on each distribution date, to the
                                 extent of available funds, to the most senior
                                 class of sequential pay certificates
                                 outstanding until its certificate balance is
                                 reduced to zero. Payments of principal will be
                                 generally made, to the extent of available
                                 funds, (i) to the class A-1, A-2, A-3, A-SB and
                                 A-4 certificates, in that order, in an amount
                                 equal to the funds received or advanced with
                                 respect to principal on mortgage loans in loan
                                 group 1 and, after the principal balance of the
                                 class A-1A certificates has been reduced to
                                 zero, the funds received or advanced with
                                 respect to principal on mortgage loans in loan
                                 group 2, in each case until the principal
                                 balance of the subject class of certificates is
                                 reduced to zero, and (ii) to the class A-1A
                                 certificates, in an amount equal to the funds
                                 received or advanced with respect to principal
                                 on

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                 mortgage loans in loan group 2 and, after the
                                 principal balance of the class A-4 certificates
                                 has been reduced to zero, the funds received or
                                 advanced with respect to principal on mortgage
                                 loans in loan group 1, until the principal
                                 balance of the class A-1A certificates is
                                 reduced to zero.

                                 Notwithstanding the foregoing, on any
                                 distribution date as of which the principal
                                 balance of the class A-SB certificates is
                                 required to be paid down to its scheduled
                                 principal balance for that distribution date in
                                 accordance with a specified schedule that will
                                 be annexed to the prospectus supplement,
                                 distributions of principal will be made, to the
                                 extent of available funds, to reduce the
                                 principal balance of the class A-SB
                                 certificates to its scheduled principal balance
                                 for the subject distribution date, out of the
                                 funds received or advanced with respect to
                                 principal on mortgage loans in loan group 1
                                 (prior to any distributions of principal from
                                 those loan group 1 funds to any other class of
                                 certificates on that distribution date) and,
                                 after the principal balance of the class A-1A
                                 certificates has been reduced to zero, out of
                                 the funds received or advanced with respect to
                                 principal on mortgage loans in loan group 2
                                 (prior to any distributions of principal to any
                                 other class of certificates on that
                                 distribution date). If, due to losses, the
                                 certificate balances of the class AM through
                                 class Q certificates are reduced to zero,
                                 payments of principal to the class A-1, A-2,
                                 A-3, A-SB, A-4 and A-1A certificates (to the
                                 extent that any two or more of these classes
                                 are outstanding) will be made on a pro rata and
                                 pari passu basis without regard to loan groups.
                                 Following retirement of the class A-1, A-2,
                                 A-3, A-SB, A-4 and A-1A certificates, amounts
                                 distributable as principal will be distributed
                                 (without regard to loan groups) on each
                                 distribution date, to the extent of available
                                 funds, to the class AM, AJ, B, C, D, E, F, G,
                                 H, J, K, L, M, N, P and Q certificates, in that
                                 order, in each case until the related
                                 certificate balance of the subject class of
                                 certificates is reduced to zero.

LOSSES                           Losses realized on the mortgage loans and
                                 certain default-related and other unanticipated
                                 expenses, if any, will be allocated to the
                                 class Q, P, N, M, L, K, J, H, G, F, E, D, C, B,
                                 AJ and AM certificates, in that order, and
                                 then, on a pro rata and pari passu basis to the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates.

PREPAYMENT PREMIUMS AND          Any prepayment premiums or yield maintenance
YIELD MAINTENANCE CHARGES        charges collected will be distributed to
                                 certificateholders on the distribution date
                                 following the collection period in which the
                                 prepayment premium was received. On each
                                 distribution date, the holders of each class of
                                 offered certificates and of the class E, F, G,
                                 and H certificates then entitled to principal
                                 distributions (to the extent such prepayment
                                 premium or yield maintenance charge is
                                 collected from mortgage loans in the loan
                                 group, if applicable, from which such class of
                                 certificates is receiving payments of
                                 principal) will be entitled to a portion of
                                 prepayment premiums or yield maintenance
                                 charges equal to the product of (a) the amount
                                 of such prepayment premiums or yield
                                 maintenance charges, net of workout fees and
                                 principal recovery fees payable therefrom,
                                 multiplied by (b) a fraction, which in no event
                                 may be greater than 1.0, the numerator of which
                                 is equal to the excess, if any, of the
                                 pass-through rate of such class of certificates
                                 over the relevant discount rate, and the
                                 denominator of which is equal to the excess, if
                                 any, of the mortgage interest rate of the
                                 prepaid mortgage loan over the relevant
                                 discount rate, multiplied by (c) a fraction,
                                 the numerator of which is equal to the amount
                                 of principal distributable on such class of
                                 certificates on that distribution date, and the
                                 denominator of which is equal to the total
                                 principal distribution amount for that
                                 distribution date; provided that, if the A-4
                                 and A-1A classes were both outstanding (prior
                                 to any distributions) on such distribution
                                 date, then the number in clause (c) will be a
                                 fraction, the numerator of which is equal to
                                 the amount of principal distributable on the
                                 subject class of certificates on such
                                 distribution date with respect to the loan
                                 group that includes the prepaid mortgage loan,
                                 and the denominator of which is equal to the
                                 portion of the total principal distribution
                                 amount for such distribution date that is
                                 attributable to the loan group that includes
                                 the prepaid mortgage loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                 The portion, if any, of the prepayment premiums
                                 or yield maintenance charges remaining after
                                 any payments described above will be
                                 distributed to the holders of the class X
                                 certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the trust fund and losses realized
                                 in respect of the mortgage loans previously
                                 allocated to any class of certificates.

ADVANCES                         The applicable master servicer (solely with
                                 respect to those mortgage loans as to which it
                                 is acting as master servicer) and, if it fails
                                 to do so, the trustee will be obligated to make
                                 P&I advances and servicing advances, including
                                 advances of delinquent property taxes and
                                 insurance, but only to the extent that such
                                 advances are considered recoverable, and, in
                                 the case of P&I advances, subject to appraisal
                                 reductions that may occur.

                                 In the case of certain mortgage loans,
                                 specifically the North Point Mall mortgage
                                 loan, the Mall of Louisiana mortgage loan, the
                                 633 17th Street mortgage loan and The Suites at
                                 Mainsail Village mortgage loan, which are each
                                 part of a separate loan combination that
                                 includes another loan that will not be included
                                 in the trust (each, a "non-trust loan") and
                                 that is subordinate in right of payment to the
                                 related mortgage loan that will be included in
                                 the trust (except as further described in the
                                 offering prospectus), the holder of the related
                                 subordinate non-trust loan, will, under the
                                 circumstances that will be described in the
                                 offering prospectus, have the right to direct
                                 or advise the special servicer with respect to
                                 certain specified servicing actions with
                                 respect to the related mortgage loan that is
                                 part of the same loan combination and that will
                                 be included in the trust.

APPRAISAL REDUCTIONS             If any of certain adverse events or
                                 circumstances described in the offering
                                 prospectus occur or exist with respect to any
                                 mortgage loan or the mortgaged real property
                                 for any mortgage loan, that mortgage loan will
                                 be considered a required appraisal loan. An
                                 appraisal reduction will generally be made in
                                 the amount, if any, by which the principal
                                 balance of the required appraisal loan (plus
                                 other amounts overdue or advanced in connection
                                 with such loan) exceeds 90% of the appraised
                                 value of the related mortgaged real property
                                 plus all escrows and reserves (including
                                 letters of credit) held as additional
                                 collateral with respect to the mortgage loan.
                                 As a result of calculating an appraisal
                                 reduction amount for a given mortgage loan, the
                                 interest portion of any P&I advance for such
                                 loan will be reduced, which will have the
                                 effect of reducing the amount of interest
                                 available for distribution to the certificates.

                                 A required appraisal loan will cease to be a
                                 required appraisal loan when the related
                                 mortgage loan has been brought current for at
                                 least three consecutive months and no other
                                 circumstances exist which would cause such
                                 mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION             Each master servicer, the special servicer and
                                 certain certificateholders will have the option
                                 to terminate the trust and retire the then
                                 outstanding certificates, in whole but not in
                                 part, and purchase the remaining assets of the
                                 trust on or after the distribution date on
                                 which the stated principal balance of the
                                 mortgage loans is less than approximately 1.0%
                                 of the initial mortgage pool balance. Such
                                 purchase price will generally be at a price
                                 equal to the unpaid aggregate principal balance
                                 of the mortgage loans, plus accrued and unpaid
                                 interest and certain other additional trust
                                 fund expenses, and the fair market value of any
                                 REO properties acquired by the trust following
                                 foreclosure.

                                 In addition, if, following the date on which
                                 the total principal balances of the class A-1,
                                 A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D
                                 certificates are reduced to zero, all of the
                                 remaining certificates, except the class Z, R-1
                                 and R-II certificates, are held by the same
                                 certificateholder, the trust fund may also be
                                 terminated, subject to such additional
                                 conditions as may be set forth in the pooling
                                 and

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                 servicing agreement, in connection with an
                                 exchange of all the remaining certificates,
                                 except the class Z, R-1 and R-II certificates,
                                 for all the mortgage loans and REO properties
                                 remaining in the trust fund at the time of
                                 exchange.

CONTROLLING CLASS                The most subordinate class of principal balance
                                 certificates that has a class certificate
                                 balance greater than 25% of its original
                                 certificate balance will be the controlling
                                 class of certificates; provided, however, that
                                 if no such class of principal balance
                                 certificates satisfies such requirement, the
                                 controlling class of certificates will be the
                                 most subordinate class of principal balance
                                 certificates with a class certificate balance
                                 greater than zero. The holder(s) of
                                 certificates representing a majority interest
                                 in the controlling class will have the right,
                                 subject to the conditions described in the
                                 offering prospectus, to replace the special
                                 servicer and select a representative that may
                                 direct and advise the special servicer on
                                 various servicing matters.

ERISA                            The offered certificates are expected to be
                                 eligible for purchase by employee benefit plans
                                 and other plans or arrangements, subject to
                                 certain conditions.

SMMEA                            The offered certificates will not be "mortgage
                                 related securities" for the purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.
                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                  Malay Bansal
                             (212) 449-1302 (Phone)
                              (212) 449-7684 (Fax)

                        LASALLE FINANCIAL SERVICES, INC.
                                   Kurt Kaline
                             (212) 409-6204 (Phone)
                              (212) 409-5256 (Fax)

                             PNC CAPITAL MARKETS LLC
                                  Scott Holmes
                             (704) 551-2847 (Phone)
                              (704) 643-2088 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED
                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

                              GOLDMAN, SACHS & CO.
                                Scott Wisenbaker
                             (212) 902-2858 (Phone)
                              (212) 902-1691 (Fax)

                                   Anthony Kim
                             (212) 357-7160 (Phone)
                              (212) 902-1691 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related B-note non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                   ALL MORTGAGE         LOAN             LOAN
                                                                       LOANS           GROUP 1         GROUP 2
                                                                  --------------   --------------   ------------

Initial Mortgage Pool Balance .................................   $2,495,925,284   $2,251,280,080   $244,645,204
Number of pooled mortgage loans ...............................              245              204             41
Number of mortgaged properties ................................              300              254             46
Percentage of investment grade loans(1) .......................             14.4%            15.6%           3.3%
Average cut-off date principal balance ........................       10,187,450       11,035,687      5,966,956
Largest cut-off date principal balance ........................      161,668,201      161,668,201     22,650,000
Smallest cut-off date principal balance .......................          995,888          995,888      1,200,000
Weighted average mortgage interest rate .......................           5.6894%          5.6720%        5.8493%
Highest mortgage interest rate ................................           7.1580%          7.1580%        6.5100%
Lowest mortgage interest rate .................................           4.8300%          4.8300%        5.2300%
Number of cross collateralized mortgage loans .................               15               13              2
Cross collateralized mortgage loans as a % of IPB .............              3.5%             3.7%           1.9%
Number of multi-property mortgage loans .......................               18               16              2
Multi-property mortgage loans as a % of IPB ...................             13.4%            14.3%           5.8%
Weighted average underwritten debt service coverage ratio(2) ..             1.50x            1.52x          1.33x
Maximum underwritten debt service coverage ratio ..............             4.14x            4.14x          2.14x
Minimum underwritten debt service coverage ratio ..............             1.06x            1.06x          1.20x
Weighted average cut-off date loan-to-value ratio .............            66.98%           66.33%         72.95%
Maximum cut-off date loan-to-value ratio ......................            80.00%           80.00%         79.77%
Minimum cut-off date loan-to-value ratio ......................            26.02%           26.02%         34.68%
Weighted average remaining term to maturity or
   anticipated repayment date (months) ........................              106              105            114
Maximum remaining term to maturity or anticipated
   repayment date (months) ....................................              235              235            120
Minimum remaining term to maturity or anticipated
   repayment date (months) ....................................               57               57             58
Weighted average remaining amort. Term (months)(3) ............              348              348            351
Maximum remaining amort. Term (months) ........................              420              420            396
Minimum remaining amort. Term (months) ........................              177              177            296

----------
(1)  It has been confirmed by Fitch and/or S&P, in accordance with their respective methodologies, that the North Point Mall, Mall of Louisiana, 633
     17th Street, BJ's Wholesale Club -- Stoneham, Sentinel Self Storage
     Portfolio, Marriott Courtyard -- Farmington, 35 Essex Street, 325 North
     Wells Street, Lincolnwood Pinetree Apartments, Office Town at Village
     Creek, Marriott Residence Inn -- Durango, Co, Westwood Village, Signal Hill
     Ground Leases and Walgreen's -- Bryan, TX Loans have credit characteristics consistent with investment-grade rated obligations.

(2)  The debt service coverage ratios and Cut-off date loan-to-value ratios with respect to certain mortgage loans were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances property on a "stabilized"
     basis.

(3)  Excludes mortgage loans that are interest-only for their entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                                            % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE(2)
                         % OF INITIAL  ---------------------------------------------------------------------------------------------
                        MORTGAGE POOL                                                                     SELF   MANUFACTURED
     STATE/LOCATION        BALANCE     RETAIL  OFFICE  HOSPITALITY  MULTIFAMILY  INDUSTRIAL  MIXED USE  STORAGE     HOUSING    OTHER
------------------------------------------------------------------------------------------------------------------------------------

Texas.................       11.3        5.3     1.4       1.9          2.3         0.1          --       0.2        0.1         --
Georgia...............       10.2        6.9     0.9       0.4          1.7         0.1          --       0.1         --         --
California(1).........        9.2        0.9     4.9       1.4           --         0.9         0.9        --        0.2         --
  Southern............        7.9        0.9     4.3       1.4           --         0.4         0.6        --        0.2         --
  Northern............        1.3         --     0.5        --           --         0.4         0.3        --         --         --
Florida...............        8.6        1.8     2.4       1.8           --         1.1         1.2       0.2         --        0.2
Arizona...............        5.9        0.6     3.0       0.6          0.8         0.6          --       0.1        0.1         --
Indiana...............        5.6        0.2     4.9        --          0.5         0.1          --        --         --         --
Louisiana.............        5.3        4.9     0.1       0.2           --          --          --       0.1        0.1         --
Washington............        5.0        2.7     1.9       0.2          0.2          --          --       0.1         --         --
New York..............        4.3        1.0     0.1       2.7          0.4          --          --       0.1         --         --
Illinois..............        3.8        1.0     0.3       0.4          1.0         1.1         0.1        --         --         --
Ohio..................        3.1        0.7     1.3        --          0.6         0.3         0.1       0.1         --         --
Michigan..............        3.1        0.8     1.7        --          0.2         0.3         0.1        --         --         --
Colorado..............        2.9        0.7     1.6       0.4           --         0.1          --       0.1         --         --
Missouri..............        2.4         --     2.0       0.2          0.3          --          --        --         --         --
Pennsylvania..........        1.8        0.7     0.3        --          0.2          --         0.5        --         --         --
District of Columbia..        1.7         --     1.4        --           --          --         0.3        --         --         --
Tennessee.............        1.5        0.3     0.6        --          0.5          --          --        --         --         --
Maryland..............        1.3        0.2      --       0.4          0.3         0.3          --        --         --         --
Virginia..............        1.3        0.3      --       0.9           --          --          --        --         --        0.1
Wisconsin.............        1.1        0.7     0.4        --           --          --          --        --         --         --
Oklahoma..............        1.1        0.1     0.1        --          0.8         0.1          --       0.1         --         --
North Carolina........        1.0        0.7     0.1        --          0.1         0.1          --        --         --         --
Minnesota.............        0.9        0.3     0.4        --          0.1          --          --        --        0.1         --
Massachusetts.........        0.8        0.8      --        --           --          --          --        --         --         --
Nevada................        0.8        0.4     0.4        --           --          --          --        --         --         --
Iowa..................        0.7         --      --        --           --         0.7          --        --         --         --
Delaware..............        0.6        0.3      --        --           --          --          --       0.3         --         --
Arkansas..............        0.5        0.3      --       0.2           --          --          --        --         --         --
Utah..................        0.5         --     0.2       0.1           --         0.1          --        --         --         --
Nebraska..............        0.4         --     0.4        --           --          --          --        --         --         --
Connecticut...........        0.4         --      --        --          0.4          --          --        --         --         --
New Hampshire.........        0.3         --      --        --           --          --         0.3        --         --         --
New Mexico............        0.3         --      --       0.2           --         0.1          --        --         --         --
North Dakota..........        0.3         --      --        --          0.3          --          --        --         --         --
Wyoming...............        0.3         --      --       0.3           --          --          --        --         --         --
Montana...............        0.3         --      --       0.3           --          --          --        --         --         --
Rhode Island..........        0.2         --     0.2        --           --          --          --        --         --         --
South Carolina........        0.2        0.2      --        --           --          --          --        --         --         --
Alabama...............        0.2         --      --        --          0.2          --          --        --         --         --
New Jersey............        0.2        0.1     0.1        --           --          --          --        --         --         --
Idaho.................        0.1         --     0.1        --           --          --          --        --         --         --
Mississippi...........        0.1         --      --        --           --          --          --       0.1         --         --
Kentucky..............        0.1         --      --       0.1           --          --          --        --         --         --
Kansas................        0.1        0.1      --        --           --          --          --        --         --         --
                        ------------------------------------------------------------------------------------------------------------
                            100.0%      33.0%   31.0%     12.7%        10.9%        6.2%        3.8%      1.7%       0.5%       0.2%
                        ============================================================================================================

----------
(1)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

(2)  The sum of the percentage calculations may not equal 100% due to rounding.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                                                        CUT-OFF DATE     % OF INITIAL
                                         NUMBER OF       PRINCIPAL      MORTGAGE POOL
                                      MORTGAGE LOANS       BALANCE         BALANCE
-------------------------------------------------------------------------------------

Interest Only .....................          13        $  328,317,283       13.2%
Single Tenant .....................          36           392,030,876       15.7
Loans > 50% Single Tenant .........          58           563,164,959       22.6
Current Secondary Debt ............          15           489,336,667       19.6
Future Secondary Debt Permitted ...          14           489,256,501       19.6
Lockbox ...........................          58         1,466,608,444       58.8
Escrow Type(1)
   TI/LC Reserves(2) ..............          91           839,488,186       45.4
   Real Estate Tax ................         209         1,691,607,131       67.8
   Insurance ......................         200         1,607,790,239       64.4
   Replacement Reserves ...........         199         1,731,157,609       69.4

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF        PRINCIPAL     LOAN GROUP 1
                                      MORTGAGE LOANS       BALANCE         BALANCE
------------------------------------------------------------------------------------

Interest Only .....................          12        $  316,317,283       14.1%
Single Tenant .....................          36           392,030,876       17.4
Loans > 50% Single Tenant .........          58           563,164,959       25.0
Current Secondary Debt ............          12           445,127,355       19.8
Future Secondary Debt Permitted ...          11           449,536,501       20.0
Lockbox ...........................          56         1,447,168,296       64.3
Escrow Type(1)
   TI/LC Reserves(2) ..............          90           837,988,186       45.4
   Real Estate Tax ................         169         1,456,521,240       64.7
   Insurance ......................         159         1,363,145,036       60.5
   Replacement Reserves ...........         158         1,486,512,405       66.0

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

                                                       CUT-OFF DATE   % OF INITIAL
                                         NUMBER OF       PRINCIPAL    LOAN GROUP 2
                                      MORTGAGE LOANS      BALANCE        BALANCE
----------------------------------------------------------------------------------

Interest Only .....................          1         $ 12,000,000        4.9%
Single Tenant .....................         NAP             NAP            NAP
Loans > 50% Single Tenant .........         NAP             NAP            NAP
Current Secondary Debt ............          3           44,209,313       18.1
Future Secondary Debt Permitted ...          3           39,720,000       16.2
Lockbox ...........................          2           19,440,148        7.9
Escrow Type(1)
   Real Estate Tax ................         40          235,085,891       96.1
   Insurance ......................         41          244,645,204      100.0
   Replacement Reserves ...........         41          244,645,204      100.0

----------
(1)  Includes upfront or on-going reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                           AGGREGATE
                                            CUT-OFF          % OF
         RANGE OF           NUMBER OF        DATE           INITIAL
       CUT-OFF DATE          MORTGAGE      PRINCIPAL       MORTGAGE
  PRINCIPAL BALANCES ($)      LOANS       BALANCE($)     POOL BALANCE
---------------------------------------------------------------------
995,888 - 2,999,999             75      $  147,502,311        5.9%
3,000,000 - 3,999,999           27          94,008,530        3.8%
4,000,000 - 4,999,999           25         111,527,399        4.5%
5,000,000 - 5,999,999           17          94,146,715        3.8%
6,000,000 - 6,999,999            9          57,539,441        2.3%
7,000,000 - 7,999,999           14         105,175,805        4.2%
8,000,000 - 9,999,999           18         160,239,666        6.4%
10,000,000 - 12,999,999         20         225,470,610        9.0%
13,000,000 - 19,999,999         16         241,330,942        9.7%
20,000,000 - 49,999,999         15         418,782,506       16.8%
50,000,000 - 99,999,999          5         340,533,157       13.6%
100,000,000 - 161,668,201        4         499,668,201       20.0%
---------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
---------------------------------------------------------------------
Min: $995,888   Max: $161,668,201   Average: $10,187,450
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

                                           AGGREGATE
                                            CUT-OFF          % OF
                            NUMBER OF        DATE           INITIAL
                             MORTGAGE      PRINCIPAL       MORTGAGE
RANGE OF DSCRS (X)            LOANS       BALANCE($)     POOL BALANCE($)
------------------------------------------------------------------------
1.06 - 1.14                      1      $   27,500,000        1.1%
1.15 - 1.19                      3          48,022,055        1.9%
1.20 - 1.24                     61         584,656,220       23.4%
1.25 - 1.29                     46         382,876,171       15.3%
1.30 - 1.34                     25         131,132,481        5.3%
1.35 - 1.39                     19         117,015,019        4.7%
1.40 - 1.44                     16         116,903,287        4.7%
1.45 - 1.49                      9         117,850,149        4.7%
1.50 - 1.59                     17          98,488,580        3.9%
1.60 - 1.99                     28         592,943,576       23.8%
2.00 - 3.49                     18         274,590,945       11.0%
3.50 - 4.14                      2           3,946,801        0.2%
------------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
------------------------------------------------------------------------
Min: 1.06x   Max: 4.14x   Wtd. Average: 1.50x
------------------------------------------------------------------------

MORTGAGE RATE (%)

                                           AGGREGATE         % OF
                            NUMBER OF    CUT-OFF DATE       INITIAL
         RANGE OF            MORTGAGE      PRINCIPAL       MORTGAGE
    MORTGAGE RATES (%)        LOANS       BALANCE ($)    POOL BALANCE
---------------------------------------------------------------------
4.8300 - 5.2499                 15      $  364,021,290       14.6%
5.2500 - 5.4999                 18         328,751,167       13.2%
5.5000 - 5.5999                 12         248,098,838        9.9%
5.6000 - 5.6999                 37         317,755,253       12.7%
5.7000 - 5.7499                 15         252,254,212       10.1%
5.7500 - 5.9999                 88         531,585,278       21.3%
6.0000 - 6.2499                 40         287,681,352       11.5%
6.2500 - 6.4999                 13          99,827,563        4.0%
6.5000 - 6.7499                  5          55,700,331        2.2%
6.7500 - 7.1580                  2          10,250,000        0.4%
---------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
---------------------------------------------------------------------
Min: 4.8300   Max: 7.1580   Wtd. Average: 5.6894
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                           AGGREGATE         % OF
         RANGE OF           NUMBER OF    CUT-OFF DATE       INITIAL
       CUT-OFF DATE          MORTAGE       PRINCIPAL        MORTAGE
      LTV RATIOS (%)          LOANS         BALANCE      POOL BALANCE
---------------------------------------------------------------------
26.02 - 50.00                   16      $  377,283,808       15.1%
50.01 - 60.00                   27         171,442,177        6.9%
60.01 - 65.00                   23         259,593,777       10.4%
65.01 - 70.00                   42         353,253,278       14.2%
70.01 - 75.00                   56         676,510,297       27.1%
75.01 - 77.50                   28         183,020,886        7.3%
77.51 - 80.00                   53         474,821,061       19.0%
---------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
---------------------------------------------------------------------
Min: 26.02%   Max: 80.00%   Wtd. Average: 66.98%
---------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                           AGGREGATE     % OF INITIAL
         RANGE OF           NUMBER OF    CUT-OFF DATE      MORTGAGE
      MATURITY DATE          MORTGAGE      PRINCIPAL         POOL
  OR ARD LTV RATIOS (%)       LOANS       BALANCE ($)     BALANCE ($)
---------------------------------------------------------------------
Fully Amortizing                 1      $    1,359,924        0.1%
20.05 - 50.00                   45         530,829,505       21.3%
50.01 - 55.00                   25         194,231,081        7.8%
55.01 - 60.00                   48         288,443,544       11.6%
60.01 - 62.50                   20         137,619,107        5.5%
62.51 - 65.00                   28         418,500,668       16.8%
65.01 - 67.50                   34         337,830,326       13.5%
67.51 - 70.00                   25         205,332,962        8.2%
70.01 - 79.41                   19         381,778,166       15.3%
---------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
---------------------------------------------------------------------
Min: 20.05%   Max: 79.41%   Wtd. Average: 59.48%
---------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                           AGGREGATE
                            NUMBER OF    CUT-OFF DATE     % OF INITIAL
    RANGE OF ORIGINAL        MORTGAGE      PRINCIPAL        MORTAGE
 TERMS TO MATURITY (MOS.)     LOANS       BALANCE ($)    POOL BALLANCE
----------------------------------------------------------------------
60 - 60                         16      $  406,132,438       16.3%
61 - 84                          4         151,727,835        6.1%
85 - 120                       223       1,853,630,086       74.3%
121 - 240                        2          84,434,924        3.4%
----------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
----------------------------------------------------------------------
Min: 60   Max: 240   Wtd. Average: 108
----------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

                                           AGGREGATE
                            NUMBER OF    CUT-OFF DATE    % OF INITIAL
    RANGE OF REMAINING       MORTGAGE      PRINCIPAL        MORTAGE
 TERMS TO MATURITY (MOS.)     LOANS       BALANCE ($)    POOL BALANCE
---------------------------------------------------------------------
57 - 84                         20      $  557,860,273       22.4%
85 - 119                       193       1,649,930,086       66.1%
120 - 235                       32         288,134,924       11.5%
---------------------------------------------------------------------
TOTAL                          245      $2,495,925,284      100.0%
---------------------------------------------------------------------
Min: 57   Max: 235   Wtd. Average: 106
---------------------------------------------------------------------

PROPERTY STATE/LOCATION

                                            AGGREGATE
                             NUMBER OF    CUT-OFF DATE    % OF INITIAL
                             MORTGAGED      PRINCIPAL       MORTGAGE
      STATE/LOCATION        PROPERTIES     BALANCE ($)    POOL BALANCE
----------------------------------------------------------------------
Texas                           34       $  281,692,662       11.3%
Georgia                         18       $  254,821,345       10.2%
California                      17       $  229,226,377        9.2%
   Southern                     13          196,383,540        7.9%
   Northern                      4           32,842,837        1.3%
Florida                         20          215,599,596        8.6%
Arizona                         14          146,681,571        5.9%
Indiana                          6          140,949,819        5.6%
Louisiana                        6          131,886,059        5.3%
Other(a)                       185        1,095,067,854       43.9%
----------------------------------------------------------------------
TOTAL                          300       $2,495,925,284      100.0%
----------------------------------------------------------------------

(a)  Includes 36 states and the District of Columbia

PROPERTY TYPE

                                            AGGREGATE
                             NUMBER OF    CUT-OFF DATE    % OF INITIAL
                             MORTGAGED      PRINCIPAL        MORTAGE
      PROPERTY TYPE         PROPERTIES     BALANCE ($)    POOL BALANCE
----------------------------------------------------------------------
Retail                          95       $  823,340,701       33.0%
Office                          57          774,475,881       31.0%
Hospitality                     33          317,001,069       12.7%
Multifamily                     53          283,814,990       11.4%
   Multifamily                  48          270,880,882       10.9%
   Manufactured
      Housing                    5           12,934,108        0.5%
Industrial                      27          155,553,819        6.2%
Mixed Use                       14           94,452,985        3.8%
Self Storage                    19           41,277,552        1.7%
Other                            2            6,008,287        0.2%
----------------------------------------------------------------------
TOTAL                          300       $2,495,925,284      100.0%
----------------------------------------------------------------------

AMORTIZATION TYPES

                                           AGGREGATE
                            NUMBER OF    CUT-OFF DATE    % OF INITIAL
                             MORTGAGE      PRINCIPAL       MORTGAGE
    AMORTIZATION TYPES        LOANS       BALANCE ($)    POOL BALANCE
---------------------------------------------------------------------
Balloon                        156      $1,077,634,241       43.2%
IO-Balloon                      71       1,003,236,000       40.2%
Interest Only                   13         328,317,283       13.2%
ARD                              2          57,477,835        2.3%
IO-ARD                           2          27,900,000        1.1%
Fully Amortizing                 1           1,359,924        0.1%
---------------------------------------------------------------------
Total                          245      $2,495,925,284      100.0%
---------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                                AGGREGATE
                                                 CUT-OFF       % OF
            RANGE OF             NUMBER OF         DATE         LOAN
         CUT-OFF DATE             MORTGAGE      PRINCIPAL     GROUP 1
    PRINCIPAL BALANCES ($)         LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
995,888 - 2,999,999                  60      $  115,762,459      5.1%
3,000,000 - 3,999,999                21          73,661,314      3.3%
4,000,000 - 4,999,999                21          93,480,250      4.2%
5,000,000 - 5,999,999                16          88,382,393      3.9%
6,000,000 - 6,999,999                 8          51,358,374      2.3%
7,000,000 - 7,999,999                12          90,100,359      4.0%
8,000,000 - 9,999,999                15         133,858,874      5.9%
10,000,000 - 12,999,999              14         156,331,251      6.9%
13,000,000 - 19,999,999              14         212,010,942      9.4%
20,000,000 - 49,999,999              14         396,132,506     17.6%
50,000,000 - 99,999,999               5         340,533,157     15.1%
100,000,000 - 161,668,201             4         499,668,201     22.2%
---------------------------------------------------------------------
Total                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: $995,888   Max:$161,668,201   Average: $11,035,687
---------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

                                                AGGREGATE
                                                 CUT-OFF        % OF
                                 NUMBER OF        DATE          LOAN
            RANGE OF              MORTGAGE     PRINCIPAL      GROUP 1
            DSCRS (X)              LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
1.06 - 1.14                           1      $   27,500,000      1.2%
1.15 - 1.19                           3          48,022,055      2.1%
1.20 - 1.24                          46         474,263,081     21.1%
1.25 - 1.29                          43         371,418,161     16.5%
1.30 - 1.34                          18          83,027,930      3.7%
1.35 - 1.39                          17         111,968,902      5.0%
1.40 - 1.44                          10          86,512,710      3.8%
1.45 - 1.49                           6          93,613,595      4.2%
1.50 - 1.59                          16          96,442,647      4.3%
1.60 - 1.99                          25         584,967,730     26.0%
2.00 - 4.14                          19         273,543,270     12.2%
---------------------------------------------------------------------
TOTAL                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: 1.06x   Max: 4.14x   Wtd. Average: 1.52x
---------------------------------------------------------------------

MORTGAGE RATE (%)

                                                AGGREGATE
                                                 CUT-OFF        % OF
           RANGE OF              NUMBER OF        DATE          LOAN
           MORTGAGE               MORTGAGE      PRINCIPAL     GROUP 1
           RATES (%)               LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
4.8300 - 5.2499                      14      $  341,371,290     15.2%
5.2500 - 5.4999                      16         320,562,671     14.2%
5.5000 - 5.5999                      11         237,598,838     10.6%
5.6000 - 5.6999                      32         294,998,818     13.1%
5.7000 - 5.7499                      13         232,654,899     10.3%
5.7500 - 5.9999                      70         444,047,497     19.7%
6.0000 - 6.2499                      32         239,417,909     10.6%
6.2500 - 6.4999                      11          88,550,322      3.9%
6.5000 - 6.7499                       3          41,827,835      1.9%
6.7500 - 7.1580                       2          10,250,000      0.5%
---------------------------------------------------------------------
Total                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: 4.8300   Max: 7.1580   Wtd. Average: 5.6720
---------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                               AGGREGATE
           RANGE OF                              CUT-OFF        % OF
        CUT-OFF DATE             NUMBER OF         DATE         LOAN
          DATE LTV                MORTGAGE      PRINCIPAL     GROUP 1
         RATIOS (%)                LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
26.02 - 50.00                        15      $  372,289,333     16.5%
50.01 - 60.00                        26         168,445,387      7.5%
60.01 - 65.00                        19         240,514,721     10.7%
65.01 - 70.00                        32         289,786,090     12.9%
70.01 - 75.00                        51         665,162,801     29.5%
75.01 - 77.50                        21         134,062,523      6.0%
77.51 - 80.00                        40         381,019,225     16.9%
---------------------------------------------------------------------
TOTAL                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: 26.02%   Max: 80.00%   Wtd. Average: 66.33%
---------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE
           RANGE OF                              CUT-OFF        % OF
        MATURITY DATE            NUMBER OF         DATE         LOAN
          OR ARD LTV              MORTGAGE      PRINCIPAL     GROUP 1
          RATIOS (%)               LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
Fully Amortizing                      1      $    1,359,924      0.1%
20.05 - 50.00                        42         519,238,240     23.1%
50.01 - 55.00                        20         175,387,335      7.8%
55.01 - 60.00                        38         235,118,550     10.4%
60.01 - 62.50                        20         137,619,107      6.1%
62.51 - 65.00                        27         405,766,012     18.0%
65.01 - 67.50                        24         278,343,521     12.4%
67.51 - 70.00                        19         176,730,418      7.9%
70.01 - 79.41                        13         321,716,974     14.3%
---------------------------------------------------------------------
TOTAL                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: 20.05%   Max: 79.41%   Wtd. Average: 59.00%
---------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE
           RANGE OF                              CUT-OFF        % OF
        ORIGINAL TERMS           NUMBER OF         DATE         LOAN
         TO MATURITY              MORTGAGE      PRINCIPAL     GROUP 1
            (MOS.)                 LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
60 - 84                              18      $  542,039,081     24.1%
85 - 119                              2          10,673,251      0.5%
120 - 239                           183       1,697,207,824     75.4%
240 - 240                             1           1,359,924      0.1%
---------------------------------------------------------------------
TOTAL                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: 60   Max: 240   Wtd. Average: 107
---------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

              RANGE OF                          AGGREGATE
             REMAINING                           CUT-OFF        % OF
               TERMS             NUMBER OF        DATE          LOAN
           TO MATURITY            MORTGAGE      PRINCIPAL     GROUP 1
              (MOS.)               LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
57 - 60                              14      $  390,311,246     17.3%
61 - 84                               4         151,727,835      6.7%
85 - 120                            185       1,707,881,075     75.9%
121 - 235                             1           1,359,924      0.1%
---------------------------------------------------------------------
TOTAL                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------
Min: 57   Max: 235   Wtd. Average: 105
---------------------------------------------------------------------

PROPERTY STATE/LOCATION

                                                AGGREGATE
                                                  CUT-OFF        % OF
                                  NUMBER OF        DATE          LOAN
                                  MORTGAGED      PRINCIPAL     GROUP 1
         STATE/LOCATION          PROPERTIES     BALANCE ($)    BALANCE
----------------------------------------------------------------------
Texas                                 29      $  237,499,181     10.5%
California                            16         223,462,055      9.9%
   Southern                           12         190,619,218      8.5%
   Northern                            4          32,842,837      1.5%
Florida                               20         215,599,596      9.6%
Georgia                               15         211,990,278      9.4%
Louisiana                              6         131,886,059      5.9%
Indiana                                5         128,215,162      5.7%
Other(a)                             163       1,102,627,749     49.0%
----------------------------------------------------------------------
TOTAL                                254      $2,251,280,080    100.0%
----------------------------------------------------------------------

(a)  Includes 34 states and the District of Columbia

PROPERTY TYPE

                                                 AGGREGATE
                                                  CUT-OFF        % OF
                                  NUMBER OF         DATE         LOAN
           PROPERTY               MORTGAGED      PRINCIPAL     GROUP 1
             TYPE                PROPERTIES     BALANCE ($)    BALANCE
----------------------------------------------------------------------
Retail                                95      $  823,340,701     36.6%
Office                                57         774,475,881     34.4%
Hospitality                           33         317,001,069     14.1%
Industrial                            27         155,553,819      6.9%
Mixed Use                             14          94,452,985      4.2%
Self Storage                          19          41,277,552      1.8%
Multifamily                            7          39,169,786      1.7%
   Multifamily                         4          34,400,000      1.5%
   Manufactured Housing                3           4,769,786      0.2%
Other                                  2           6,008,287      0.3%
----------------------------------------------------------------------
TOTAL                                254      $2,251,280,080    100.0%
----------------------------------------------------------------------

AMORTIZATION TYPES

                                                AGGREGATE
                                                 CUT-OFF        % OF
                                 NUMBER OF        DATE          LOAN
          AMORTIZATION            MORTGAGE      PRINCIPAL     GROUP 1
             TYPES                 LOANS       BALANCE ($)    BALANCE
---------------------------------------------------------------------
Balloon                             128      $  946,616,037     42.0%
IO-Balloon                           59         901,609,000     40.0%
Interest Only                        12         316,317,283     14.1%
ARD                                   2          57,477,835      2.6%
IO-ARD                                2          27,900,000      1.2%
Fully Amortizing                      1           1,359,924      0.1%
---------------------------------------------------------------------
TOTAL                               204      $2,251,280,080    100.0%
---------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

                                        AGGREGATE       % OF
        RANGE OF          NUMBER OF   CUT-OFF DATE      LOAN
      CUT-OFF DATE         MORTGAGE      PRINCIPAL    GROUP 2
 PRINCIPAL BALANCE ($)      LOANS      BALANCE ($)    BALANCE
--------------------------------------------------------------
1,200,000 - 2,999,999        15       $ 31,739,852      13.0%
3,000,000 - 3,999,999         6         20,347,216       8.3%
4,000,000 - 4,999,999         4         18,047,149       7.4%
5,000,000 - 5,999,999         1          5,764,322       2.4%
6,000,000 - 6,999,999         1          6,181,068       2.5%
7,000,000 - 7,999,999         2         15,075,445       6.2%
8,000,000 - 9,999,999         3         26,380,792      10.8%
10,000,000 - 12,999,999       6         69,139,359      28.3%
13,000,000 - 19,999,999       2         29,320,000      12.0%
20,000,000 - 22,650,000       1         22,650,000       9.3%
--------------------------------------------------------------
    TOTAL:                   41       $244,645,204     100.0%
--------------------------------------------------------------
Min: $1,200,000   Max: $22,650,000   Average: $5,966,956

DEBT SERVICE COVERAGE RATIO (X)

                                        AGGREGATE
                          NUMBER OF   CUT-OFF DATE      % OF
                           MORTGAGE     PRINCIPAL       LOAN
 RANGE OF OF DSCRS (X)      LOANS      BALANCE ($)    GROUP 2
--------------------------------------------------------------
1.20 - 1.24                   15      $110,393,139      45.1%
1.25 - 1.29                    3        11,458,010       4.7%
1.30 - 1.34                    7        48,104,551      19.7%
1.35 - 1.39                    2         5,046,118       2.1%
1.40 - 1.59                   10        56,673,065      23.2%
1.60 - 1.99                    3         7,975,846       3.3%
2.00 - 2.14                    1         4,994,476       2.0%
--------------------------------------------------------------
TOTAL:                        41      $244,645,204     100.0%
--------------------------------------------------------------
Min: 1.20x   Max: 2.14x   Wtd. Average: 1.33x

MORTGAGE RATE (%)

                                        AGGREGATE       % OF
                          NUMBER OF   CUT-OFF DATE      LOAN
        RANGE OF           MORTGAGE     PRINCIPAL     GROUP 2
   MORTGAGE RATES (%)       LOANS      BALANCE ($)    BALANCE
--------------------------------------------------------------
5.2300 - 5.2499                1      $ 22,650,000       9.3%
5.2500 - 5.4999                2         8,188,495       3.3%
5.5000 - 5.7499                8        52,855,748      21.6%
5.7500 - 5.9999               18        87,537,780      35.8%
6.0000 - 6.2499                8        48,263,442      19.7%
6.2500 - 6.5100                4        25,149,738      10.3%
--------------------------------------------------------------
TOTAL:                        41      $244,645,204     100.0%
--------------------------------------------------------------
Min: 5.2300   Max: 6.5100   Wtd. Average: 5.8493

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                         AGGREGATE       % OF
        RANGE OF          NUMBER OF   CUT-OFF DATE      LOAN
      CUT-OFF DATE         MORTGAGE     PRINCIPAL     GROUP 2
     LTV RATIOS (%)         LOANS      BALANCE ($)    BALANCE
--------------------------------------------------------------
34.68 - 50.00                  1      $  4,994,476       2.0%
50.01 - 60.00                  1         2,996,790       1.2%
60.01 - 65.00                  4        19,079,056       7.8%
65.01 - 70.00                 10        63,467,188      25.9%
70.01 - 75.00                  5        11,347,496       4.6%
75.01 - 79.77                 20       142,760,198      58.4%
--------------------------------------------------------------
TOTAL:                        41      $244,645,204     100.0%
--------------------------------------------------------------
Min: 34.68%   Max: 79.77%   Wtd. Average: 72.95%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                        AGGREGATE
                          NUMBER OF   CUT-OFF DATE      % OF
 RANGE OF MATURITY DATE    MORTGAGE     PRINCIPAL       LOAN
   OR ARD LTV RATIOS        LOANS      BALANCE ($)    GROUP 2
--------------------------------------------------------------
28.96 - 50.00                  3        11,591,265       4.7%
50.01 - 55.00                  5        18,843,746       7.7%
55.01 - 65.00                 11        66,059,651      27.0%
65.01 - 67.50                 10        59,486,806      24.3%
67.51 - 70.00                  6        28,602,544      11.7%
70.01 - 74.16                  6        60,061,192      24.6%
--------------------------------------------------------------
TOTAL:                        41      $244,645,204     100.0%
--------------------------------------------------------------
Min: 28.96%   Max: 74.16%   Wtd. Average: 63.94%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                        AGGREGATE       % OF
        RANGE OF          NUMBER OF   CUT-OFF DATE      LOAN
     ORIGINAL TERMS        MORTGAGE     PRINCIPAL     GROUP 2
   TO MATURITY (MOS.)       LOANS      BALANCE ($)    BALANCE
--------------------------------------------------------------
60 - 60                        2      $ 15,821,192       6.5%
120 - 120                     39       228,824,012      93.5%
--------------------------------------------------------------
TOTAL:                        41      $244,645,204     100.0%
--------------------------------------------------------------
Min: 60   Max: 120   Wtd. Average: 116

REMAINING TERM TO MATURITY OR ARD (MOS)

                                        AGGREGATE       % OF
        RANGE OF          NUMBER OF   CUT-OFF DATE      LOAN
    REMAINING TERMS        MORTGAGE     PRINCIPAL     GROUP 2
   TO MATURITY (MOS.)       LOANS      BALANCE ($)    BALANCE
--------------------------------------------------------------
58 - 84                        2      $ 15,821,192       6.5%
85 - 119                      33       210,574,012      86.1%
120 - 120                      6        18,250,000       7.5%
--------------------------------------------------------------
TOTAL:                        41      $244,645,204     100.0%
--------------------------------------------------------------
Min: 58   Max: 120   Wtd. Average: 114

PROPERTY STATE/LOCATION

                                         AGGREGATE      % OF
                           NUMBER OF   CUT-OFF DATE     LOAN
                           MORTGAGED     PRINCIPAL     GROUP 2
        LOCATION          PROPERTIES    BALANCE ($)    BALANCE
--------------------------------------------------------------
Texas                          5       $ 44,193,481     18.1%
Georgia                        3         42,831,068     17.5%
Arizona                        3         22,940,000      9.4%
Oklahoma                       6         19,436,767      7.9%
Ohio                           1         15,320,000      6.3%
Tennessee                      3         12,946,031      5.3%
Other(a)                      25         86,977,858     35.6%
--------------------------------------------------------------
TOTAL:                        46       $244,645,204    100.0%
--------------------------------------------------------------

(a)  Includes 14 states

PROPERTY TYPE

                                         AGGREGATE      % OF
                           NUMBER OF   CUT-OFF DATE     LOAN
                           MORTGAGED     PRINCIPAL     GROUP 2
     PROPERTY TYPE        PROPERTIES    BALANCE ($)    BALANCE
--------------------------------------------------------------
Multifamily                   44       $236,480,882     96.7%
Manufactured Housing           2          8,164,322      3.3%
--------------------------------------------------------------
TOTAL:                        46       $244,645,204    100.0%
--------------------------------------------------------------

AMORTIZATION TYPES

                                        AGGREGATE
                           NUMBER OF   CUT-OFF DATE     % OF
                           MORTGAGE      PRINCIPAL      LOAN
   AMORTIZATION TYPES        LOANS      BALANCE ($)   GROUP 2
--------------------------------------------------------------
Balloon                       28       $131,018,204     53.6%
IO-Balloon                    12        101,627,000     41.5%
Interest Only                  1         12,000,000      4.9%
--------------------------------------------------------------
TOTAL:                        41       $244,645,204    100.0%
--------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                     PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                            % OF REM        % OF REM      % OF REM
                                                            MORTGAGE        MORTGAGE      MORTGAGE
               MONTHS                    AGGREGATE            POOL            POOL          POOL
               SINCE     NUMBER OF       REMAINING          BALANCE          BALANCE       BALANCE
               CUT-OFF    MORTGAGE       PRINCIPAL         LOCK OUT/          YIELD          6%
   PERIOD       DATE       LOANS          BALANCE        DEFEASANCE(2)   MAINTENANCE(3)    PENALTY
--------------------------------------------------------------------------------------------------

November-06        6         245     $2,488,610,460.14       92.00             8.00          --
November-07       18         245      2,472,625,443.83       91.95             8.05          --
November-08       30         245      2,452,755,983.68       90.45             9.55          --
November-09       42         245      2,427,751,044.03       87.26            12.74          --
November-10       54         245      2,399,569,125.14       75.81            11.08          --
November-11       66         229      1,982,179,431.19       88.27            11.73          --
November-12       78         227      1,836,654,217.32       87.44            12.56          --
November-13       90         224      1,767,993,605.34       87.07            12.93          --
November-14      102         224      1,733,712,154.14       86.65            13.06          --
November-15      114         219      1,647,267,325.62       71.03            11.35          --
November-16      126           1            830,448.11          --           100.00          --
November-17      138           1            759,905.05          --           100.00          --
November-18      150           1            684,918.69          --           100.00          --
November-19      162           1            605,209.14          --           100.00          --
November-20      174           1            520,581.10          --           100.00          --
November-21      186           1            430,520.39          --           100.00          --
November-22      198           1            334,787.02          --           100.00          --
November-23      210           1            233,023.66          --           100.00          --
November-24      222           1            124,886.64          --           100.00          --
November-25      234           1              9,902.26          --               --          --

              % OF REM   % OF REM   % OF REM   % OF REM   % OF REM   % OF REM
              MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE   MORTGAGE
                POOL       POOL       POOL       POOL       POOL       POOL
               BALANCE    BALANCE    BALANCE    BALANCE    BALANCE    BALANCE
                 5%         4%        3%        2%        1 %       LOCK
   PERIOD      PENALTY    PENALTY    PENALTY    PENALTY    PENALTY     OPEN      TOTAL
--------------------------------------------------------------------------------------

November-06      --         --         --         --         --           --    100.00
November-07      --         --         --         --         --           --    100.00
November-08      --         --         --         --         --           --    100.00
November-09      --         --         --         --         --           --    100.00
November-10      --         --         --         --         --        13.11    100.00
November-11      --         --         --         --         --           --    100.00
November-12      --         --         --         --         --           --    100.00
November-13      --         --         --         --         --           --    100.00
November-14      --         --         --         --         --         0.29    100.00
November-15      --         --         --         --         --        17.62    100.00
November-16      --         --         --         --         --           --    100.00
November-17      --         --         --         --         --           --    100.00
November-18      --         --         --         --         --           --    100.00
November-19      --         --         --         --         --           --    100.00
November-20      --         --         --         --         --           --    100.00
November-21      --         --         --         --         --           --    100.00
November-22      --         --         --         --         --           --    100.00
November-23      --         --         --         --         --           --    100.00
November-24      --         --         --         --         --           --    100.00
November-25      --         --         --         --         --       100.00    100.00

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Loans which allow either defeasance or yield maintenance are shown as having yield maintenance.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

The following table and summaries describe the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool as measured by cut-off date principal balance:

                                                          NUMBER OF
                                                          MORTGAGE                                % OF
                                                           LOANS/                     SHADOW     INITIAL
                                                          MORTGAGED   CUT-OFF DATE    RATING    MORTGAGE
                                             MORTGAGE       REAL        PRINCIPAL     FITCH/      POOL
NO.                LOAN NAME               LOAN SELLER   PROPERTIES      BALANCE      S&P(1)    BALANCE
--------------------------------------------------------------------------------------------------------

 1.   North Point Mall                     LaSalle          1     1   $161,668,201   AA-/AA-      6.48%
 2.   Mall of Louisiana                       MLML          1     1    120,000,000   AAA/AAA      4.81
 3.   Chase Tower                          LaSalle          1     1    116,000,000                4.65
 4.   Galileo NXL Retail Portfolio 4          MLML          1    12    102,000,000                4.09
 5.   Cerritos Corporate Center            LaSalle          1     1     95,000,000                3.81
 6.   Ashford Hotel Portfolio 7               MLML          1     5     83,075,000                3.33
 7.   Raintree Corporate Center 1 and 2       MLML          1     1     58,958,157                2.36
 8.   Copperwood Village Shopping Center      MLML          1     1     53,500,000                2.14
 9.   Gateway One                              PNC          1     1     50,000,000                2.00
10.   Four Points Sheraton -- Chelsea         MLML          1     1     39,813,399                1.60
                                                          ---   ---   ------------               -----
      TOTAL/WEIGHTED AVERAGE                               10    25   $880,014,757               35.26%
                                                          ===   ===   ============               =====

                                                                                             CUT-OFF
                                             PROPERTY     PROPERTY   LOAN BALANCE    DSCR    DATE LTV
NO.                LOAN NAME                   TYPE        SIZE(2)    PER SF/UNIT    (X)    RATIO (%)
-----------------------------------------------------------------------------------------------------

 1.   North Point Mall                          Retail   1,038,536     $    156      1.62     48.86
 2.   Mall of Louisiana                         Retail     382,958          313      1.90     36.92
 3.   Chase Tower                               Office   1,057,852          110      2.09     64.09
 4.   Galileo NXL Retail Portfolio 4            Retail   1,403,989           73      1.78     70.99
 5.   Cerritos Corporate Center                 Office     326,535          291      1.22     79.83
 6.   Ashford Hotel Portfolio 7            Hospitality         769      108,030      1.82     74.24
 7.   Raintree Corporate Center 1 and 2         Office     298,865          197      1.25     71.90
 8.   Copperwood Village Shopping Center        Retail     350,444          153      1.21     72.16
 9.   Gateway One                               Office     409,920          122      1.27     74.74
10.   Four Points Sheraton -- Chelsea      Hospitality         158      251,984      1.48     68.41
                                                                                     ----     -----
      TOTAL/WEIGHTED AVERAGE                                                         1.64X    62.86
                                                                                     ====     =====

----------
(1)  Fitch Inc. and Standard & Poor's Ratings Service, a division of The
     McGraw-Hill Companies, Inc. have indicated that, in accordance with their respective methodologies, the credit characteristics of the related loan(s), are consistent with the characteristics of the applicable rated obligation.

(2)  Property Size is indicated in rooms (for hospitality properties) and square feet (for office, and retail).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

NORTH POINT MALL

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Alpharetta, GA
Property Type                                                    Anchored Retail
Size (Square Feet)                                                  1,038,536(1)
Percentage Physical Occupancy as of April 7, 2006                          85.4%
Year Built                                                                  1993
Year Renovated                                                              2005
Appraisal Value                                                     $330,900,000
# of Tenant Leases                                                           134
Average Rent Per Square Foot                                              $16.23
Underwritten Economic Occupancy                                            86.1%
Underwritten Revenues                                                $27,076,431
Underwritten Total Expenses                                          $ 7,510,764
Underwritten Net Operating Income (NOI)                              $19,565,667
Underwritten Net Cash Flow (NCF)                                     $18,567,876
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                     LaSalle
Loan Group                                                                     1
Origination Date                                                   March 1, 2006
Cut-off Date Principal Balance                                      $161,668,201
Cut-off Date Loan Balance Per SF/Unit                                  $156(2 3)
Percentage of Initial Mortgage Pool Balance                                6.48%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                           5.74359%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity(Months)                                             60
Original Amortization Term (Months)                                          360
Remaining Call Protection                                    LO(24),DEF(27),O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                 48.86%(4)
LTV Ratio at Maturity                                                  45.47%(5)
Underwritten DSCR on NOI                                                1.71x(6)
Underwritten DSCR on NCF                                                1.62x(7)
Shadow Rating (S&P/Fitch)                                                AA-/AA-
--------------------------------------------------------------------------------

----------
(1)  Excludes approximately 335,558 square feet of space owned by anchors,
     Dillard's and Parisian, that is not part of the North Point Loan collateral.

(2)  Based on the Cut-off Date Principal Balance of the North Point Loan, but
     excluding the Subordinate Non-Trust Loan.

(3)  Based on the Cut-off Date Principal Balance of the North Point Loan,
     including the Subordinate Non-Trust loan, the Cut-off Date Loan Balance Per
     SF would be $217.

(4)  If the Subordinate Non-Trust Loan had been included in the calculation, the resulting Cut-off Date LTV Ratio would have been 67.86%.

(5)  If the Subordinate Non-Trust Loan had been included in the calculation, the resulting LTV Ratio at Maturity would have been 63.16%.

(6)  If the Subordinate Non-Trust Loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.28x.

(7)  If the Subordinate Non-Trust Loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.21x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "North Point Loan") is evidenced by two promissory notes (an A Note in the original principal amount of $162,000,000 and a subordinated B-Note in the original principal amount of $63,000,000), secured by a first mortgage encumbering a majority of a two-level, super regional mall known as "North Point Mall" and located in Alpharetta, Georgia (the "North Point
Property" ). Only the A Note is being contributed into the trust. The portion of the North Point Loan evidenced by the A Note has a principal balance of
$161,668,201 as of the Cut-off Date and represents 6.48% of the initial mortgage pool balance and approximately 7.18% of the initial loan group 1 balance and is shadow rated AA- by both S&P and Fitch.

The North Point Loan was originated on March 1, 2006, and has a remaining term of 58 months to its maturity date of March 1, 2011. The North Point Loan may be voluntarily prepaid on or after September 1, 2010 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY(1). The North Point Property is an approximately 1,374,094 square foot, two level enclosed super regional mall situated on approximately 76 acres and located in Alpharetta, Georgia. The North Point Property has an address of
1000 North Point Circle. Artery road access to the North Point Property is provided by Haynes Bridge Road, Mansell Road and North Point Parkway. Access to
Georgia 400, an intrastate expressway, is provided via either Haynes Bridge Road or Mansell Road. I-285, Atlanta's perimeter interstate, is located approximately
10 miles south of the North Point Property via Georgia 400, and loops the entire metropolitan Atlanta area connecting all major interstates including Interstate
20, Interstate 75, and Interstate 85.

North Point Mall is anchored by Dillard's (approximately 248,151 square feet),
Macy's ( approximately 240,000 square feet), Sears ( approximately 154,886 square feet), JC Penney ( approximately 120,843 square feet ) and Parisian (
approximately 87,407 square feet). The Dillard's and Parisian spaces, totaling approximately 335,558 square feet, are tenant owned, including the underlying land, and are not part of the collateral. An additional anchor space with approximately 115,000 square feet is currently vacant. The collateral for the loan includes approximately 630,729 square feet of anchor space; approximately
397,507 square feet of in-line retail space and approximately 10,300 square feet of out-parcel retail space presently leased to The Cheesecake Factory
Restaurants, Inc. The in-line space includes tenants such as Pottery Barn,
Hollister, Williams-Sonoma, Victoria's Secret, Ann Taylor and Banana Republic.
According to the North Point Borrower, the in-line space had an occupancy rate of 90.8% as of April 7, 2006, and yielded comparable sales per square foot, for tenants less than 10,000 square feet, of approximately $565 as of December 31,
2005. This equates to an average occupancy cost for the in-line tenants of approximately 10.2%.

The following table presents certain information relating to the major tenants at the North Point Property:

                              TENANT INFORMATION(2)

                                                                  CREDIT RATINGS    SQUARE   % OF   BASE RENT      LEASE
        TENANT NAME                     PARENT COMPANY            (FITCH/S&P)(3)     FEET     GLA      PSF      EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Macy's.....................   Federated Department Stores, Inc.      BBB+/BBB      240,000   23.1%    $4.25      1/31/2014
Sears......................   Sears Holding Corporation               BB/BB+       154,886   14.9      3.56     10/15/2013
JC Penney..................   J.C. Penney Company, Inc.              BBB-/BB+      120,843   11.6      5.16     10/31/2013
--------------------------------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE...                                                        515,729   49.7%    $4.25
--------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the North Point Property

                    LEASE ROLLOVER SCHEDULE(2)

                                                                                                                      CUMULATIVE
                  NUMBER      SQUARE      % OF         BASE         % OF      CUMULATIVE   CUMULATIVE    CUMULATIVE      % OF
                OF LEASES      FEET        GLA         RENT      BASE RENT   SQUARE FEET    % OF GLA      BASE RENT    BASE RENT
     YEAR        EXPIRING    EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING     EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

Vacant.......      NAP        151,760     14.6%            NAP      NAP         151,760        14.6%            NAP       NAP
MTM..........        6         10,952      1.1     $   505,140      3.0%        162,712        15.7     $   505,140       3.0%
2006.........        2          3,302      0.3          96,768      0.6         166,014        16.0         601,908        3.6
2007.........        6         22,068      2.1         567,108      3.4         188,082        18.1       1,169,016        6.9
2008.........        8         14,532      1.4         858,264      5.1         202,614        19.5       2,027,280       12.0
2009.........        8         18,887      1.8         681,852      4.0         221,501        21.3       2,709,132       16.1
2010.........        8         26,718      2.6       1,503,264      8.9         248,219        23.9       4,212,396       25.0
2011.........        5          5,827      0.6         378,084      2.2         254,046        24.5       4,590,480       27.2
2012.........        8         12,429      1.2         789,420      4.7         266,475        25.7       5,379,900       31.9
2013.........       24        317,097     30.5       3,175,848     18.8         583,572        56.2       8,555,748       50.8
2014.........       21        283,660     27.3       2,854,680     16.9         867,232        83.5      11,410,428       67.7
2015.........       24        106,801     10.3       3,303,678     19.6         974,033        93.8      14,714,106       87.3
2016.........       11         46,103      4.4       1,574,196      9.3       1,020,136        98.2      16,288,302       96.6
Thereafter...        3         18,400      1.8         568,200      3.4       1,038,536       100.0      16,856,502      100.0
--------------------------------------------------------------------------------------------------------------------------------
TOTAL........      134      1,038,536    100.0%    $16,856,502    100.0%
--------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Certain information obtained from a third party appraisal.

(2)  Information obtained from the North Point Borrower's rent roll.

(3)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the parent company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE MARKET(1). The North Point Property is located in Alpharetta, Fulton County,
Georgia, approximately 21.5 miles north of the Atlanta central business district and in the North Fulton Retail Submarket. Georgia 400 provides expressway access to downtown Atlanta and the various northern metropolitan bedroom community areas. The area around the North Point Property is best described as a growing agglomeration of retail, office and hotel properties that benefit from the close proximity to Georgia 400. There are also newer, upscale multi-family projects scattered throughout the area and clusters of upper-middle income single-family residential developments.

Primary competition for the North Point Property is considered to be provided by: "Perimeter Mall," a three-level super regional mall containing approximately
1,550,000 square feet and located approximately 8 miles south of the North Point
Property. The tenant mix at Perimeter Mall is considered to be more up-scale then the North Point Property tenant mix; "The Forum Peachtree Parkway", an 11 building lifestyle center containing approximately 481,588 square feet and located approximately 6 miles to the southeast of the North Point Property; and
"The Avenue East Cobb," a five building lifestyle center containing approximately 230,454 square feet and located approximately 8 miles to the southwest of the North Point Property.

The estimated 2004 populations within a 1, 3, and 5 mile radius of the North
Point Property were 1,502, 59,538 and 157,382, respectively and the 2004 estimated average household incomes within the same radius were $80,467,
$101,276 and $117,558, respectively.

THE BORROWER. The borrower is GGP-North Point, Inc., a Delaware corporation (the
"North Point Borrower") and a single purpose entity. The North Point Borrower is indirectly controlled by General Growth Properties, Inc. ("GGP") and the New
York State Common Retirement Fund ("NYSCRF").

As of March 2006, GGP (NYSE: GGP) was the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization; had ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totalled approximately 200 million square feet of retail space and included over 24,000 retail stores nationwide.

NYSCRF is a pension and retirement fund. The fund's assets are diversified over a number of investments. According to the annual financial report published by
NYSCRF for the fiscal year ending March 31, 2005, the NYSCRF's net assets were worth $128 billion.

PROPERTY MANAGEMENT. General Growth Management, Inc., an affiliate of the North
Point Borrower, manages the North Point Property.

LOCKBOX. The North Point Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no Trigger Event has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the North Point Borrower on each business day. Upon the occurrence and during the continuation of a
Trigger Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A Trigger Event shall occur upon either of the following events (i) an event of default (and terminating upon the cure or waiver of such event of default) or (ii) the DSCR is less than 1.10x for the year prior to the date of calculation (and terminating upon the DSCR being equal to or in excess of 1.10x for one year).

ESCROWS. The following escrow/reserve accounts have been established with respect to the North Point Loan:

Tax Reserve. Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserve. Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as the North Point Borrower provides evidence to the lender that the North
Point Property and other properties are maintained pursuant to a blanket policy.

TI/LC Reserve. Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to $32,952 will be required, subject to a maximum cap of $395,418 at any given time.

Capital Expenditure Reserve. Upon the occurrence and continuation of a Trigger
Event, monthly escrows equal to $21,378 will be required, subject to a maximum cap of $256,537 at any given time.

ADDITIONAL DEBT. A subordinate B-Note in the original principal amount of
$63,000,000 (the "Subordinate Non-Trust Loan") is also secured by the first mortgage encumbering the North Point Property and is not being contributed into the trust.

----------
(1)  Certain information obtained from a third party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. Provided no event of default has occurred and is continuing, mezzanine debt shall be permitted provided that certain conditions are satisfied, which include: (i) the applicable rating agencies have confirmed that such permitted mezzanine debt will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any securitization; (ii) the permitted mezzanine lender enters into an intercreditor agreement acceptable to the applicable rating agencies and reasonably acceptable to the lender; (iii) the DSCR, aggregating the permitted mezzanine debt, the North Point Loan and the Subordinate Non-Trust Loan, shall be no less than 1.20x; and (iv) the loan-to-value ratio, aggregating the permitted mezzanine debt, the North Point Loan and the Subordinate Non-Trust
Loan is not greater than 70%.

RELEASE PROVISIONS. The North Point Borrower has the right to release one or more unimproved, non-income producing out lots from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (ii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas); and (iii) the North Point
Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the North
Point Borrower's operation or use of the North Point Property for its then current use and may be readily separated from the North Point Property without a material diminution in the value of the North Point Property.

SUBSTITUTION PROVISIONS. The North Point Borrower, at its option and sole cost and expense, may obtain a release of one or more portions of the North Point
Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the Exchange
Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the North Point Borrower shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired
Parcel"); (iv) the North Point Borrower will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v) the North Point
Borrower shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

MALL OF LOUISIANA

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                            Baton Rouge, LA
Property Type                                                    Anchored Retail
Size (Square Feet)                                                    382,958(1)
Percentage Physical Occupancy as of March 1, 2006                          87.9%
Year Built                                                                  1997
Year Renovated                                                               NAP
Appraisal Value                                                     $325,000,000
# of Tenant Leases                                                           128
Average Rent Per Square Foot                                              $32.07
Underwritten Economic Occupancy                                            94.2%
Underwritten Revenues                                                $22,203,272
Underwritten Total Expenses                                           $6,093,123
Underwritten Net Operating Income (NOI)                              $16,110,149
Underwritten Net Cash Flow (NCF)                                     $15,436,357
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                   March 6, 2006
Cut-off Date Principal Balance                                      $120,000,000
Cut-off Date Loan Balance Per SF/Unit                                    $313(2)
Percentage of Initial Mortgage Pool Balance                                4.81%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                           5.46199%
Amortization Type                                                        Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          360
Remaining Call Protection                                    LO(24),DEF(28),O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                 36.92%(3)
LTV Ratio at Maturity or ARD                                           35.43%(4)
Underwritten DSCR on NOI                                                1.98x(5)
Underwritten DSCR on NCF                                                1.90x(6)
Shadow Rating (S&P/Fitch)                                                AAA/AAA
--------------------------------------------------------------------------------

----------
(1)  Excludes approximately 807,482 square feet relating to four anchor tenants, which are not part of the subject collateral. This also excludes approximately 49,595 square feet relating to seven outparcel tenants, six of which are subject to ground leases while one (Sears Auto Center) is separately owned.

(2)  If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Cut off Date Loan Balance Per SF would be $457

(3)  If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Cut-Off Date LTV ratio would have been 53.85%.

(4)  If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting LTV ratio at maturity would have been 51.73%.

(5)  If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.34x.

(6)  If the $55,000,000 subordinate non-trust loan had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.28x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Mall of Louisiana Loan") is evidenced by one of two promissory notes and secured by a first mortgage encumbering a two-level, regional mall located in Baton Rouge, Louisiana (the "Mall of Louisiana"). The
Mall of Louisiana Loan has a principal balance of $120,000,000 as of the Cut-off
Date and represents approximately 4.81% of the initial mortgage pool balance and approximately 5.33% of the initial loan group 1 balance.

The Mall of Louisiana Loan was originated on March 6, 2006 and has a remaining term of 59 months to its maturity date of April 1, 2011. The Mall of Louisiana
Loan may be voluntarily prepaid, in whole but not in part, on or after October
1, 2010 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

A second promissory note, which has a principal balance of $55,000,000 (the
"Mall of Louisiana B-Note"), is also secured by the first mortgage encumbering
The Mall of Louisiana. It is subordinate in right of payment and certain other respects to the Mall of Louisiana Loan and is also held outside the trust. In addition, a mezzanine loan in the amount of $63,000,000 (the "Mall of Louisiana
Mezzanine Loan") was originated simultaneously with the Mall of Louisiana Loan and is secured by a pledge of 100% of the direct and indirect ownership interests in the Mall of Louisiana Borrower. It is subordinate in right of payment and certain other respects to the Mall of Louisiana Loan and is also held outside the trust.

THE PROPERTY.(1) Located in Baton Rouge, Louisiana, The Mall of Louisiana is a
two-story super-regional mall that contains approximately 1,435,785 sq. ft. of retail space. The Mall of Louisiana is currently anchored by Foley's (204,890
sq. ft.), JCPenney (116,568 sq. ft.), Sears (113,517 sq. ft.) and two Dillard's
locations (372,507 sq. ft.). The land and improvements of the anchors are not included in the collateral for the Mall of Louisiana Loan as they are separately owned and operated under a reciprocal easement agreement. The improvements of
Logan's Roadhouse, J. Alexander's, Copeland's Cheesecake Bistro, Bennigan's/Bol,
Inc, Bank One, and Burger King are not included in the collateral for the Mall of Louisiana Loan, as they are ground lease tenants. A theater that is currently under construction is located at the southeast corner of the property and will also be subject to a ground lease. Mall shops total 350,308 sq. ft. (inclusive of the food court and kiosks).

The following table presents certain information relating to the major tenants of the Mall of Louisiana:

                               TENANT INFORMATION

                                                                         CREDIT RATINGS    SQUARE     % OF    BASE RENT      LEASE
            TENANT NAME                       PARENT COMPANY            (MOODY'S/S&P)(2)    FEET     GLA(3)      PSF      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Dillard's (two locations)(4).....            Dillard's, Inc.                  B2/BB        372,507    30.0%      NAP       1/31/2050
Foley's(4).......................   Federated Department Stores, Inc.        Baa1/BBB      204,890    16.5       NAP       1/31/2050
JCPenney(4)......................       J.C. Penney Company, Inc.           Baa3/BBB-      116,568     9.4       NAP       1/31/2050
Sears(4).........................      Sears Holdings Corporation            Ba1/BB+       113,517     9.2       NAP       1/31/2050
Comp USA.........................     U.S. Commercial, S.A. de C.V.            NR           25,600     2.1     $15.00     10/31/2012
Sears Auto Center(4).............      Sears Holdings Corporation            Ba1/BB+        10,227     0.8       NAP       1/31/2050
Pier 1 Imports...................         Pier 1 Imports, Inc.                 B1/B          9,300     0.8      24.00      3/31/2009
Abercrombie & Fitch..............        Abercrombie & Fitch Co.               NR            8,667     0.7      24.00      1/31/2008
Express..........................            Limited Brands                  Baa2/BBB        7,944     0.6      23.00      1/31/2010
Logan's Roadhouse(4).............              CBRL Group                    Ba2/BB+         7,900     0.6       NAP      12/31/2017
J. Alexander's(4)................      J. Alexander's Corporation              NR            7,800     0.6       NAP      12/31/2018
Copeland's Cheesecake Bistro(4)..        Al Copeland Investments               NR            7,668     0.6       NAP      12/31/2012
American Eagle Outfitters........       American Eagle Outfitters              NR            7,528     0.6      35.00      1/31/2014
Bennigan's/Bol, Inc.(4)..........      Metromedia Restaurant Group             NR            7,000     0.6       NAP      12/31/2014
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                     907,116    73.1%
------------------------------------------------------------------------------------------------------------------------------------

----------
(1)  Certain information obtained from a third party appraisal.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Based on 1,240,035 square feet of in-line retail space, anchors, outparcels, and food court/kiosk space.

(4)  Dillard's, Foley's, JCPenney, Sears, Sears Auto Center, Logan's Roadhouse,
     J. Alexanders, Copeland's Cheesecake Bistro and Bennigan's/Bol, Inc. are
     not part of the collateral for the Mall of Louisiana Loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule of Mall of Louisiana:

                           LEASE ROLLOVER SCHEDULE(1)

                NUMBER OF                                          % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
                  LEASES    SQUARE FEET   % OF GLA    BASE RENT       RENT     SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
     YEAR        EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant ......      NAP         46,395       12.1%    $         0       0.0%       46,395        12.1%     $         0        0.0%
MTM .........        0              0        0.0               0       0.0        46,395        12.1                0        0.0
2006 ........        1            150        0.0          36,000       0.3        46,545        12.2           36,000        0.3
2007 ........       56         94,408       24.7       3,642,876      33.8       140,953        36.8        3,678,876       34.1
2008 ........       23         64,300       16.8       2,010,984      18.6       205,253        53.6        5,689,860       52.7
2009 ........        6         12,636        3.3         489,192       4.5       217,889        56.9        6,179,052       57.3
2010 ........       14         59,930       15.6       1,505,112      13.9       277,819        72.5        7,684,164       71.2
2011 ........        5         17,700        4.6         484,212       4.5       295,519        77.2        8,168,376       75.7
2012 ........        5         35,842        9.4         787,608       7.3       331,361        86.5        8,955,984       83.0
2013 ........       10         27,295        7.1         930,492       8.6       358,656        93.7        9,886,476       91.6
2014 ........        4         17,906        4.7         622,284       5.8       376,562        98.3       10,508,760       97.4
Thereafter ..        4          6,396        1.7         284,148       2.6       382,958       100.0       10,792,908      100.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL .......      128        382,958      100.0%    $10,792,908     100.0%
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(2) The Mall of Louisiana is located in East Baton Rouge Parish just outside of the city limits of Baton Rouge. The Baton Rouge MSA is located in the south central portion of Louisiana on the eastern banks of the Mississippi
River. The 2005 Baton Rouge population was approximately 733,800.

Baton Rouge is home to Louisiana State University (LSU), which is the largest university in the state with an enrollment of over 30,000 students. The recent success of the football program has had a direct impact on the Mall of Louisiana as traffic on game days is often near holiday levels. The largest employer in
Baton Rouge is the Louisiana State Government. Major private employers include
Turner Industries (Industrial Services), J.E. Merit Construction (Industrial
Construction), Exxon/Mobil (Chemicals), and Jacobs Engineering
(Engineering/Construction).

Approximately 143,000 residents and over 61,000 households are within five miles of the Mall of Louisiana. Population within the primary trade area approached
557,000 in 2004. Projections indicate that the population will grow to approximately 580,500 by 2009. The 2004 primary trade area average household income was $56,571, and by 2009 it is projected to increase by nearly 11% to
$63,301.

The Baton Rouge area economy received a boost from the influx of New Orleans residents who were displaced by Hurricane Katrina. Shortly after the August 2005 storm, Baton Rouge's metropolitan area absorbed about 200,000 evacuees. While that number has been steadily decreasing, it is expected that the area will see a permanent increase in population of 50,000 to 70,000 residents.

THE BORROWER. The borrower is GGP-Mall of Louisiana, L.P., a Delaware limited partnership (the "Mall of Louisiana Borrower"), which holds a fee interest in the Mall of Louisiana. The Mall of Louisiana Borrower is indirectly controlled by General Growth Properties, Inc. ("GGP").

As of March 2006, GGP (NYSE: GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization; had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

PROPERTY MANAGEMENT. The Mall of Louisiana is self-managed by the Mall of
Louisiana Borrower.

LOCKBOX. The Mall of Louisiana Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Provided no Trigger Event has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by The Mall of Louisiana
Borrower on each business day. Upon the occurrence and during the continuation of a Trigger Event, all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account. A Trigger Event shall occur upon either of the following events (i) an event of default (and terminating upon the cure or waiver of such event of default) or (ii) the DSCR is less than 1.10x for the year prior to the date of calculation (and terminating when DSCR is equal to or in excess of 1.10x for one year).

----------
(1)  Information obtained from the Mall of Louisiana Borrower's rent roll.

(2)  Certain information obtained from a third-party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Mall of Louisiana Loan:

Tax Reserves: Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual taxes will be required.

Insurance Reserves: Upon the occurrence and continuation of a Trigger Event, monthly escrows equal to one-twelfth of the annual insurance premiums will be required. Notwithstanding the foregoing, insurance reserves are not required as long as a blanket policy covering The Mall of Louisiana is maintained.

Rollover Reserve: Upon the occurrence of and during the continuance of a Trigger
Event, monthly escrows equal to $29,038 will be required, subject to a maximum of $348,452 at any given time.

Replacement Reserve: Upon the occurrence of and during the continuance of a
Trigger Event, monthly escrows equal to $7,987 will be required, subject to a maximum of $95,838 at any given time.

ADDITIONAL DEBT. A subordinate B-Note that is not being contributed into the trust, in the original principal amount of $55,000,000, the "Mall of Louisiana
B-Note", is also secured by the first mortgage encumbering the Mall of
Louisiana.

THE MALL OF LOUISIANA MEZZANINE LOAN. Additionally, the $63,000,000 Mall of
Louisiana Mezzanine Loan was originated simultaneously with the Mall of
Louisiana Loan. The Mall of Louisiana Mezzanine Loan is secured by a pledge of
100% of the direct and indirect ownership interests in the Mall of Louisiana
Borrower. The maturity date for the Mall of Louisiana B-Note and the Mall of
Louisiana Mezzanine Loan are the same as those of the Mall of Louisiana Loan.

PERMITTED MEZZANINE DEBT. If the Mall of Louisiana Mezzanine Loan has been paid in full, and provided no event of default has occurred and is continuing, new mezzanine debt shall be permitted provided that certain conditions are satisfied, which include: (i) the applicable rating agencies have confirmed that such permitted mezzanine debt will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned in connection with any securitization; (ii) the permitted mezzanine lender enters into an intercreditor agreement acceptable to the applicable rating agencies and reasonably acceptable to lender; (iii) the DSCR, aggregating the permitted mezzanine debt, Mall of Louisiana Loan and Mall of Louisiana B-Note, shall be no less than 1.15x; and (iv) the loan-to-value ratio, aggregating the permitted mezzanine debt, Mall of Louisiana Loan and Mall of Louisiana B-Note is not
greater than 70%.

RELEASE PROVISIONS. The Mall of Louisiana Borrower has the right to release one or more unimproved, non-income producing out lots from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (ii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies) or improved only by landscaping, surface parking areas or utility facilities that are readily relocatable; and (iii) the Mall of Louisiana
Borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the Mall of Louisiana Borrower's operation or use of the Mall of Louisiana for its then current use and may be readily separated from the Mall of Louisiana Property without a material diminution in the value of the Mall of Louisiana.

The Mall of Louisiana Borrower also has the right to release a certain parcel of the Mall of Louisiana identified in the loan documents that will be transferred to the governmental authority for dedication as a road, provided that certain conditions are satisfied, which include the Mall of Louisiana Borrower delivering any other information, approvals and documents that, given any conditions imposed by the governmental authority on the acceptance of the dedication, would be required by a prudent lender acting reasonably relating to such release.

SUBSTITUTION PROVISIONS. The Mall of Louisiana Borrower, at its option and sole cost and expense, may obtain a release of one or more portions of the Mall of
Louisiana Property (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is currently in existence; (ii) the
Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the Mall of Louisiana Borrower shall substitute the Exchange
Parcel with a parcel reasonably equivalent in use, value and condition
("Acquired Parcel"); (iv) the Mall of Louisiana Borrower will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable) with respect to the Acquired Parcel; and (v) the Mall of Louisiana
Borrower shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

CHASE TOWER

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Indianapolis, IN
Property Type                                                             Office
Size (Square Feet)                                                     1,057,852
Percentage Physical Occupancy as of December 31, 2005                      91.2%
Year Built                                                             1959/1989
Year Renovated                                                              1989
Appraisal Value                                                     $181,000,000
# of Tenant Leases                                                           153
Average Rent Per Square Foot                                              $15.82
Underwritten Economic Occupancy                                            92.9%
Underwritten Revenues                                                $24,074,659
Underwritten Total Expenses                                          $10,139,234
Underwritten Net Operating Income (NOI)                              $13,935,425
Underwritten Net Cash Flow (NCF)                                     $12,868,579
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                     LaSalle
Loan Group                                                                     1
Origination Date                                               February 24, 2006
Cut-off Date Principal Balance                                      $116,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $110
Percentage of Initial Mortgage Pool Balance                                4.65%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                           5.23500%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                            0
Lockbox                                                                     Hard
Remaining Call Protection                                   GRTR1%orYM(114),O(4)
Cut-off Date LTV Ratio                                                    64.09%
LTV Ratio at Maturity                                                     64.09%
Underwritten DSCR on NOI                                                   2.26x
Underwritten DSCR on NCF                                                   2.09x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Chase Tower Loan") is evidenced by a single promissory note secured by a first mortgage encumbering two office buildings and two parking garages (the "Chase Tower Property") located in the City of
Indianapolis, Indiana. The Chase Tower Loan represents approximately 4.65% of the initial mortgage pool and approximately 5.15% of the initial loan group 1 balance.

The Chase Tower Loan was originated on February 24, 2006, and has a principal balance as of the Cut-off Date of $116,000,000. The Chase Tower Loan has a
remaining term of 118 months and a scheduled maturity date of March 1, 2016.
Beginning on the day of origination, the Chase Tower Loan permits prepayment subject to a prepayment premium equal to the greater of yield maintenance with
United States governmental obligations and one percent (1%) of the outstanding principal balance of the Chase Tower Loan on the prepayment date. The Chase
Tower Loan may be voluntarily prepaid on or after December 1, 2015 without a prepayment premium.

THE PROPERTY.(1) The Chase Tower Property, located in the central business district ("CBD") of Indianapolis, is a Class A multi-tenant office complex which contains approximately 1,057,852 square feet. The Chase Tower Property includes a forty eight- story building, constructed in 1989, known as "Chase Tower" which is the tallest building in the State of Indiana. Chase Tower is located along the south side of Ohio Street between Meridian Street and Madison Avenue and has a street address of 1 East Ohio Street. Chase Tower contains approximately
905,525 square feet, has sub-level parking along with an attached nine-story parking garage. An additional multi-story parking garage is located approximately three blocks away from the Chase Tower and the Circle Building (as such term is defined herein). The Chase Tower Property also includes a twelve-story building known as the "Circle Building". The Circle Building is located at the northeast corner of Monument Circle and Market Street and has a street address of 111 Monument Circle. The Circle Building contains approximately 152,327 square feet and also has sub-level parking. The Circle
Building was constructed in 1959 and renovated in 1988 and 1989, at which point it was integrated into the Chase Tower Property by way of an elevated enclosed walkway. Renovations included a new lobby.

The largest tenant at the Chase Tower Property is JP Morgan Chase Bank N.A. JP
Morgan Chase & Co. (NYSE: JPM) is the parent company of JP Morgan Chase Bank
N.A. and is a global financial services firm with assets of $1.2 trillion and operations in more than 50 countries. JP Morgan Chase Bank N.A./ Bank One,
National Association has been a tenant at the Chase Tower since 1990.

The following table presents certain information relating to the major tenants at the Chase Tower Property:

--------------------------------------------------------------------------------

                              TENANT INFORMATION(2)

                                                  CREDIT RATINGS(3)    SQUARE   % OF   BASE RENT      LEASE
      TENANT NAME             PARENT COMPANY         (FITCH/S&P)        FEET     GLA      PSF      EXPIRATION
-----------------------   ---------------------   -----------------   -------   ----   ---------   ----------

JP Morgan Chase Bank NA   JP Morgan Chase & Co.          A+/A+        376,597   35.6%    $13.30     6/30/2020(4)
Guidant Corporation       Boston Scientific              NR/A-         69,512    6.6      21.13     9/30/2007
Ernst & Young U.S. LLP    Ernst & Young L.L.P.           NR/NR         58,728    5.6      22.96     6/30/2013
                                                                      -------   ----   ---------
TOTAL/WEIGHTED AVERAGE                                                504,837   47.7%    $15.51
                                                                      -------   ----   ---------

----------
(1)  Certain information obtained from a third party appraisal.

(2)  Information obtained from Chase Tower Borrower's rent roll.

(3)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(4)  26,762 square feet expire on 4/30/2012, 7,019 square feet expire on
     4/30/2020 and 342,816 square feet expire on 6/30/2020.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Chase Tower Property:

--------------------------------------------------------------------------------

                             LEASE ROLLOVER SCHEDULE

                NUMBER OF                                      % OF BASE   CUMULATIVE  CUMULATIVE   CUMULATIVE    CUMULATIVE
                  LEASES   SQUARE FEET  % OF GLA   BASE RENT      RENT    SQUARE FEET   % OF GLA    BASE RENT   % OF BASE RENT
     YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING
--------------  ---------  -----------  --------  -----------  ---------  -----------  ----------  -----------  --------------

Vacant .......     NAP         92,933      8.8%           NAP      NAP           NAP       NAP             NAP        NAP
MTM ..........      18         23,069      2.2    $   344,471      2.1%      116,002      11.0%    $   344,471        2.1%
2006 .........      10         31,944      3.0        706,669      4.2       147,946      14.0       1,051,140        6.3
2007 .........      18         87,343      8.3      1,821,493     10.9       235,289      22.2       2,872,633       17.2
2008 .........       6         31,372      3.0        578,763      3.5       266,661      25.2       3,451,395       20.6
2009 .........      16         75,529      7.1      1,547,976      9.3       342,190      32.3       4,999,371       29.9
2010 .........       7         26,516      2.5        471,438      2.8       368,706      34.9       5,470,809       32.7
2011 .........       8         57,227      5.4      1,147,152      6.9       425,933      40.3       6,617,961       39.6
2012 .........      19         85,802      8.1      1,604,638      9.6       511,735      48.4       8,222,598       49.1
2013 .........      10         72,710      6.9      1,556,133      9.3       584,445      55.2       9,778,731       58.4
2014 .........       4         35,842      3.4        639,312      3.8       620,287      58.6      10,418,035       62.3
2015 .........       1         11,126      1.1        211,394      1.3       631,413      59.7      10,629,429       63.5
Thereafter ...      36        426,439     40.3      6,102,022     36.5     1,057,852     100.0      16,731,451      100.0
                   ---      ---------    -----    -----------    -----
TOTAL ........     153      1,057,852    100.0%   $16,731,451    100.0%
                   ---      ---------    -----    -----------    -----

(1)  Certain information taken from a third party appraisal. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

THE MARKET(1). Indianapolis, which encompasses approximately 362 square miles, is the state capital of Indiana. The Chase Tower Property is located approximately 3 blocks east of the State Capital Building and is also located approximately 4 blocks northeast of Circle Centre Mall, an approximately 800,000 square foot regional mall. A Simon property, Circle Centre Mall is connected to the Indiana Convention Center & RCA Dome and a number of hotels via skywalks and lists more than 100 shopping, dining and entertainment options. The Indianapolis
International Airport which is served by 18 airlines including major U. S.
carriers such as American, Delta, United and Continental is located approximately ten miles east of the Chase Tower Property at the junction of
Interstates 70 and 465. Access to Interstates 65 and 70 is located approximately
1 mile from the Chase Tower Property.

The Chase Tower Property is located in the Central Office Submarket (includes the CBD) of Indianapolis. According to REIS, the Central Office Submarket
represented approximately 36% of the total Indianapolis office market share and
Class A properties in the Central Office Submarket outperformed the larger
Central Office Submarket with a lower vacancy rate (12.4% versus 14.8%) and higher asking rental rate ($20.85 per square foot versus $18.65 per square foot), as of the fourth quarter 2005.

Indianapolis based Fortune 500 Companies are Eli Lilly and Company, Guidant
Corporation and Wellpoint Inc. Major employers in Indianapolis include Eli Lilly and Company, Indiana University, Clarian Health, Community Health Network and
Marsh Supermarkets, Inc.

Indianapolis is home to the NFL professional football team the Indianapolis
Colts and the NBA professional basketball team the Indiana Pacers. In addition,
Indianapolis is home to one of the largest single day sporting events, the
Indianapolis 500 motor car race.

The 2004 estimated average household incomes within a 1, 3 and 5 mile radius of the Chase Tower Property were $54,857, $37,366 and $41,440, respectively and the
2004 estimated populations within the same radius were 12,271, 110,970 and
261,883, respectively.

THE BORROWER. The borrowers are Macquarie Office Monument Center I LLC and
Macquarie Office Monument Center II LLC, each a Delaware limited liability company and a single purpose entity (together, the "Chase Tower Borrower"). The sponsor of the Chase Tower Borrower is Macquarie Office (US) No 2 Corporation, a
Minnesota corporation, which had total assets of approximately $925 million as of February 28, 2006 and is indirectly controlled by Macquarie Office Trust.
Macquarie Office Trust is publicly traded on the Australian stock exchange (ASX:
MOF). As of December 31, 2005, Macquarie Office Trust had approximately $3.7 billion of total assets, including joint venture properties, which represents a portfolio of commercial office properties across Australia and the United
States.

----------
(1)  Certain information obtained from a third party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The property manager for the Chase Tower is Equity Office
Management, L.L.C., a Delaware limited liability company.

LOCKBOX. The Chase Tower Loan required a hard lockbox and springing cash management. Provided no "Cash Management Period" has occurred and is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the Chase Tower Borrower on each business day. Upon the occurrence of a Cash Management Period, all amounts on deposit in the lockbox account are required to be transferred on each business day to the cash management account and are required to be applied to debt service and reserves.
Available funds are then disbursed to borrower to pay approved operating expenses, with the remainder held by lender until such time as the Cash
Management Period is terminated. A Cash Management Period shall occur upon (i)
an event of default (and terminating upon the cure of such event of default),
(ii) the filing of a bankruptcy petition, whether voluntary or involuntary, against the Chase Tower Borrower (and terminating upon the dismissal of such petition within 90 days of commencement thereof) or (iii) the DSCR dropping below 1.30x (and terminating upon the DSCR increasing to at least 1.30x for two consecutive quarters).

ESCROWS. The following escrow/reserve accounts have been established with respect to the Chase Tower Loan:

Tax Reserve. Upon the occurrence and continuation of a Cash Management Period, monthly escrows equal to one-twelfth of the annual taxes are required.

Insurance Reserve. Upon the occurrence and continuation of a Cash Management
Period, monthly escrows equal to one-twelfth of the annual insurance premiums are required.

Rollover Reserve. Upon the occurrence and continuation of a Cash Management
Period, monthly escrows equal to $66,809 are required, subject to a maximum cap of $1,500,000 at any given time.

Lease Termination Reserve. Upon the occurrence and continuation of a Cash
Management Period, any fee, payment or other compensation received from any tenant relating to or in exchange for the termination of a tenant's lease is required to be deposited with lender. Such fee, payment or other compensation shall be utilized for tenant improvements and leasing commissions relating to such terminated space and for any monthly rent deficiency for such space equal to the amount of rent the terminated tenant would have paid if still a tenant less the amount of rent the new tenant is paying.

In lieu of required payments to the above referenced accounts, the Chase Tower
Borrower may deliver to lender a letter of credit(s) or a reserve guaranty. With regard to a letter of credit(s), it shall be from a bank or other financial institution which carries a minimum long term unsecured debt rating of at least
"A" by S&P and its equivalent rating by Fitch and a short term unsecured debt rating of at least "A-1" by S&P and its equivalent rating by Fitch. With regard to the Tax, Insurance and Rollover (subject to its maximum cap) Reserves, the aggregate amount of any letter of credit shall be at least equal to the amount which would be required to be deposited in such reserve over the then next 12 month period, respectively. With regard to the Lease Termination Reserve, the amount of any letter of credit shall be at least equal to the amount then required to be deposited into such Lease Termination Reserve at any given time.
With regard to a reserve guaranty, the sponsor may provide a guaranty of payment to lender of the reserve makeup amount upon the occurrence of an event of default, with the reserve makeup amount equal to the amount that would have accumulated in the applicable reserve that a reserve guaranty was offered to replace had the required deposits into such reserve been collected each month, less any amounts the Chase Tower Borrower would have been entitled to withdraw from such reserve. If, at any time during which a reserve guaranty is in place, the sponsor's net worth drops below $150,000,000, then the Chase Tower Borrower must provide a letter of credit or cash deposit into the applicable reserve to replace such reserve guaranty within 5 days.

GROUND LEASE. The parking garage located approximately three blocks away from the Chase Tower and the Circle Building is encumbered by a ground lease. The
Chase Tower Borrower, as ground tenant, upon notice to the ground landlord, has the exclusive right to use 800 parking spaces. The initial term of the ground lease expires on June 30, 2010, and the Chase Tower Borrower under the ground lease has sixteen (16) consecutive extension options of five (5) years each.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

GALILEO NXL RETAIL PORTFOLIO 4

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           12
Location (City/State)                                                  See Table
Property Type                                                    Anchored Retail
Size (Square Feet)                                                     1,403,989
Percentage Physical Occupancy as of February 28, 2006                      96.5%
Year Built                                                             See Table
Year Renovated                                                         See Table
Appraisal Value                                                     $143,675,000
# of Tenant Leases                                                           173
Average Rent Per Square Foot                                               $8.37
Underwritten Economic Occupancy                                            95.8%
Underwritten Revenues                                                $16,228,836
Underwritten Total Expenses                                           $5,380,619
Underwritten Net Operating Income (NOI)                              $10,198,164
Underwritten Net Cash Flow (NCF)                                      $9,462,228
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                 August 10, 2005
Cut-off Date Principal Balance                                      $102,000,000
Cut-off Date Loan Balance Per SF/Unit                                        $73
Percentage of Initial Mortgage Pool Balance                                4.09%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                   Fee/Leasehold
Mortgage Rate                                                           5.15000%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                            0
Remaining Call Protection                                    LO(24),DEF(48),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                    70.99%
LTV Ratio at Maturity or ARD                                              70.99%
Underwritten DSCR on NOI                                                   1.91x
Underwritten DSCR on NCF                                                   1.78x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOANS. The mortgage loan (the "Galileo NXL Retail Portfolio 4 Loan") is evidenced by a promissory note secured by a first mortgage encumbering 12 anchored community shopping centers (the "Galileo NXL Retail Portfolio 4
Properties"). The table below provides specific information about the Galileo
NXL Retail Portfolio 4 Properties. The Galileo NXL Retail Portfolio 4 Loan
represents approximately 4.09% of the initial mortgage pool balance and 4.53% of the initial group 1 balance.

The Galileo NXL Retail Portfolio 4 Loan was originated on August 10, 2005 and has an aggregate principal balance as of the Cut-off Date of $102,000,000. The
Galileo NXL Retail Portfolio 4 Loan has a remaining term of 76 months to its maturity date of August 31, 2012. The Galileo NXL Retail Portfolio 4 Loan may be
voluntarily prepaid on or after June 1, 2012 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTIES.(1) The Galileo NXL Retail Portfolio 4 Loan is secured by 12 anchored community shopping centers totaling 1,403,989 square feet. The Galileo
NXL Retail Portfolio 4 Properties are located in eight states and six regions, including the Northeast, Mid-Atlantic, South, Midwest, Southwest and Mountain
West. The largest state concentrations are represented by Florida, with two properties totaling 263,051 square feet (18.7% of total); Texas, with three properties totaling 257,396 square feet (18.3% of total); New York, with one property totaling 253,813 square feet (18.1% of total); Pennsylvania, with two properties totaling 231,449 square feet (16.5% of total); and Colorado, with one property totaling 157,786 square feet (11.2% of total). No other state represents more than 10% of the Galileo NXL Retail Portfolio 4 portfolio by square footage. Occupancy at the 12 properties is 96.5%. The Galileo NXL Retail
Portfolio 4 Properties were purchased by the Galileo NXL Retail Portfolio 4
Borrowers (as defined below) from NXL (as defined below) (or affiliates thereof)
simultaneously with the origination of the Galileo NXL Retail Portfolio 4 Loan.

The following tables present certain information regarding the Galileo NXL
Retail Portfolio 4 Properties:

--------------------------------------------------------------------------------

                    GALILEO NXL RETAIL PORTFOLIO 4 PROPERTIES

                                                        YEAR BUILT /
        PROPERTY                   CITY         STATE     RENOVATED    SQUARE FEET   % OF TOTAL
--------------------------   ----------------   -----   ------------   -----------   ----------

Hornell Plaza(2)..........        Hornell         NY     1995/2004        253,813       18.1%
Morse Shores..............      Fort Myers        FL       1983           169,545        12.1
Market Street Square......     Elizabethtown      PA       1993           169,481        12.1
Aurora Plaza(3)...........        Aurora          CO       1967           157,786        11.2
Orange Grove..............        Houston         TX     1970/2004        142,966        10.2
Glendale Galleria.........       Glendale         AZ       1989           119,461         8.5
Riverwood.................      Port Orange       FL     1990/1996         93,506         6.7
Inwood Forest.............        Houston         TX     1985/1997         77,355         5.5
Johnstown Galleria........       Johnstown        PA     1993/2003         61,968         4.4
Napoleon Center...........       Napoleon         OH       1990            60,795         4.3
Remount Village...........   North Charleston     SC       1996            60,238         4.3
Beltway South.............        Houston         TX       1998            37,075         2.6
                                                                        ---------       -----
TOTAL /WEIGHTED AVERAGE...                                              1,403,989       100.0%
                                                                        ---------       -----

                                                               ALLOCATED LOAN
        PROPERTY             OCCUPANCY      PRIMARY TENANT         AMOUNT
--------------------------   ---------   -------------------   --------------

Hornell Plaza(2)..........     95.2%           Wal-Mart         $ 17,038,455
Morse Shores..............      96.8            Publix             8,519,227
Market Street Square......     100.0            K-Mart            11,713,988
Aurora Plaza(3)...........      99.6         King Soopers          9,087,176
Orange Grove..............      94.6        Floor & Decor         14,198,712
Glendale Galleria.........      91.0         Food 4 Less          11,216,983
Riverwood.................      95.3         Winn-Dixie            4,082,130
Inwood Forest.............      91.7         Randall's(4)          6,318,427
Johnstown Galleria........     100.0       Dunham's Sports         3,407,691
Napoleon Center...........     100.0     Chief's Supermarket       3,709,414
Remount Village...........     100.0            Bi-Lo              4,188,620
Beltway South.............      98.3     Albertson's Inc.(5)       8,519,227
                               -----                            ------------
TOTAL /WEIGHTED AVERAGE...      96.5%                           $102,000,000
                               -----                            ------------

                          LARGEST TENANTS BY BASE RENT

                                                                                                                            % OF
                                                               CREDIT RATING                 % OF PORTFOLIO    SQUARE    PORTFOLIO
          TENANT                     PARENT COMPANY          (MOODY'S/S&P)(6)    BASE RENT      BASE RENT       FEET    SQUARE FEET
--------------------------   -----------------------------   ----------------   ----------   --------------   -------   -----------

Wal-Mart..................        Wal-Mart Stores Inc.            Aa2/AA        $  754,215         6.4%       128,268       9.1%
Wegman's Food Market......    Wegman's Food Markets Inc.           NR/A-           624,938         5.3         77,903       5.5
K Mart....................    Sears Holding Corporation          Baa3/BB+          618,937         5.3         95,221       6.8
Randall's.................             Safeway Inc.              Baa2/BBB-         489,873         4.2         55,530       4.0
24 Hour Fitness...........        24 Hour Fitness Inc.             NR/B            465,400         4.0              0         0
Floor & Decor.............                NAP                      NR/NR           444,757         3.8         93,633       6.7
Food 4 Less(7)............   Food 4 Less Supermarkets Inc.         NR/NR           417,952         3.6         52,244       3.8
Weis Markets..............         Weis Markets Inc.               NR/NR           382,500         3.3         45,000       3.2
Bi-Lo.....................        Bi-Lo Holdings, LLC              NR/NR           345,363         2.9         38,588       2.7
Chief's Supermarket.......                NAP                      NR/NR           293,501         2.5         41,896       3.0
                                                                                ----------        ----        -------      ----
TOTAL.....................                                                      $4,837,435        41.2%       628,283      44.7%
                                                                                ----------        ----        -------      ----

----------
(1)  Information obtained from the Galileo NXL Retail Portfolio 4 Borrowers rent roll, excluding ground lease tenants;

(2)  Hornell Plaza is subject to a ground lease that expires on December 31,
     2015. See Ground Lease Section for details.

(3)  Aurora Plaza is subject to a ground lease that expires on May 31, 2038. See
     Ground Lease Section for details.

(4)  This tenant is currently dark but in possession.

(5)  This tenant is subject to a ground lease.

(6)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(7)  The Food 4 Less at Glendale Galleria is currently subleased to Megafood.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule for the Galileo NXL Retail Portfolio 4 Properties:

--------------------------------------------------------------------------------

                           LEASE ROLLOVER SCHEDULE(1)

                             NUMBER OF
                               LEASES        SQUARE      % OF GLA    BASE RENT      % OF BASE
    YEAR OF EXPIRATION        EXPIRING   FEET EXPIRING   EXPIRING    EXPIRING     RENT EXPIRING
--------------------------   ---------   -------------   --------   -----------   -------------

Vacant ...................      NAP           49,112        3.5%            NAP         NAP
MTM ......................       12           22,388        1.6     $   258,649         2.2%
2006 .....................       18           82,776        5.9         721,367         6.1
2007 .....................       35           71,750        5.1         886,640         7.5
2008 .....................       30          181,986       13.0       1,479,164        12.6
2009 .....................       26          165,367       11.8       1,791,330        15.3
2010 .....................       20          132,086        9.4       1,114,385         9.5
2011 .....................       11           70,385        5.0         628,183         5.3
2012 .....................        3            7,042        0.5          94,006         0.8
2013 .....................        3           12,303        0.9         121,484         1.0
2014 .....................        2           96,433        6.9         505,957         4.3
2015 .....................        3          261,701       18.6       1,869,026        15.9
2016 .....................        3          142,439       10.1         711,104         6.1
Thereafter ...............        7          108,221        7.7       1,564,087        13.3
                                ---        ---------      -----     -----------       -----
TOTAL ....................      173        1,403,989      100.0%    $11,745,382       100.0%
                                ---        ---------      -----     -----------       -----

                              CUMULAITVE   CUMULATIVE    CUMULATIVE   CUMULATIVE %
                             SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
    YEAR OF EXPIRATION         EXPIRING     EXPIRING      EXPIRING      EXPIRING
--------------------------   -----------   ----------   -----------   ------------

Vacant ...................       49,112         3.5%            NAP        NAP
MTM ......................       71,500         5.1     $   258,649        2.2%
2006 .....................      154,276        11.0         980,016        8.3
2007 .....................      226,026        16.1       1,866,656       15.9
2008 .....................      408,012        29.1       3,345,820       28.5
2009 .....................      573,379        40.8       5,137,150       43.7
2010 .....................      705,465        50.2       6,251,536       53.2
2011 .....................      775,850        55.3       6,879,719       58.6
2012 .....................      782,892        55.8       6,973,725       59.4
2013 .....................      795,195        56.6       7,095,209       60.4
2014 .....................      891,628        63.5       7,601,166       64.7
2015 .....................    1,153,329        82.1       9,470,191       80.6
2016 .....................    1,295,768        92.3      10,181,295       86.7
Thereafter ...............    1,403,989       100.0      11,745,382      100.0

TOTAL ....................

THE BORROWERS. The following borrowers are associated with the promissory note for the Galileo NXL Retail Portfolio 4 Loan: Galileo Apollo III Sub, LLC;
Galileo Apollo III TX LP; Galileo Apollo III PA LP; Galileo Morse Shores, LLC;
and Galileo Riverwood, LLC (collectively, the "Galileo NXL Retail Portfolio 4
Borrowers"). Each of these entities is a single-purpose Delaware limited liability company or limited partnership. Galileo America LLC, a Delaware limited liability company (the "JV"), the members of which are New Plan
Australian Member, LLC (3.74%), a Delaware limited liability company, ERP
Australian Member, LLC (1.26%), a Delaware limited liability company, and
Galileo America, Inc. (95%), a real estate investment trust ("REIT") organized under the laws of Maryland, indirectly owns 100% of the beneficial interests in all of the Galileo NXL Retail Portfolio 4 Borrowers.

Galileo America, Inc., the US REIT, is wholly-owned by Galileo Shopping America
Trust ("GSA"), a publicly traded REIT on the Australian Stock Exchange that was formed in 2003 and that has an equity market capitalization of approximately
$836.2 million.(2)

New Plan Australian Member, LLC and ERP Australian Member, LLC are each directly or indirectly owned by New Plan Excel Realty Trust, Inc. ("NXL"), a NYSE-listed real estate investment trust. NXL is a New York-based REIT that was formed in
1972 and has been publicly traded since 1993. As of April 20, 2006, NXL's equity market capitalization was valued at over $2.56 billion and its net real estate assets were valued at over $3 billion, the 52-week range for NXL's stock is
$20.18 to $28.65.

PROPERTY MANAGEMENT. NXL has retained an ownership interest in the Galileo NXL
Retail Portfolio 4 Properties through its 5% stake in Galileo America LLC, the purchaser of the properties and the deal sponsor. NXL, which managed the Galileo
NXL Retail Portfolio 4 Properties prior to their acquisition by the Galileo NXL
Retail Portfolio 4 Borrowers, will continue to manage the Galileo NXL Retail
Portfolio 4 Properties through ERT Australian Management, LP.

LOCKBOX. At closing, the Galileo NXL Retail Portfolio 4 Borrowers established a rent account in the lender's name. The Galileo NXL Retail Portfolio 4 Borrowers shall have access to and rights of withdrawal with respect to the rent account until the occurrence of an event of default or if the debt service coverage ratio (DSCR) for the preceding 12 months is less than 1.30x (a "Cash Management
Trigger Event"). Upon the occurrence of a Cash Management Trigger Event, the rent account shall be under the sole dominion and control of the lender until the event of default causing the Cash Management Trigger Event has been cured or waived or the DSCR for the preceding 12 months is at least 1.40x for three consecutive months.

----------
(1)  Information obtained from the Galileo NXL Retail Portfolio 4 Borrower's rent roll excluding ground lease tenants.

(2)  Based on the $US exchange rate as of April 20, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Galileo NXL Retail Portfolio 4 Loan:

                               ESCROWS / RESERVES

TYPE:                           INITIAL     MONTHLY
---------------------------   ----------   --------
Taxes......................   $1,286,450   $171,352
Insurance..................   $  179,969   $ 25,710
Capital Expenditures.......   $        0   $ 19,018
Immediate Repairs Escrow...   $   96,813   $      0
Rollover Reserves..........   $   57,623   $      0
Ground Rent Escrow(1)......   $    1,668   $    833

ADDITIONAL DEBT. The Galileo NXL Retail Portfolio 4 Borrowers will not be permitted to further encumber the Galileo NXL Retail Portfolio 4 Properties while the Galileo NXL Retail Portfolio 4 Loan is outstanding, except as approved by lender.

SUBSTITUTION PROVISIONS. Permitted provided that, among other things, the following conditions are satisfied after giving effect to the substitution: (i)
the loan-to-value (LTV) ratio is less than the lesser of the LTV ratio for the substituted property based on an appraisal not more than 45 days prior to such substitution and the allocated loan amount for such property and 72.8%, (ii) the
DSCR is at least equal to the greater of the DSCR in the Preceding Period (as defined herein) and 1.81x, and (iii) the net operating income (NOI) is at least equal to the NOI in the Preceding Period. "Preceding Period" is the trailing 12 month period immediately prior to a substitution, release or alteration, as the case may be. The allocated loan amount of the substitute property or properties shall not exceed, individually or in the aggregate 33% of the principal balance on the closing date.

PARTIAL DEFEASANCE OF INDIVIDUAL PROPERTIES. Permitted after the second anniversary of securitization, provided that, among other things, the following conditions are satisfied after giving effect to the release: (i) the DSCR is equal to or greater than the DSCR in the Preceding Period and 1.83x, and (ii)
the Galileo NXL Retail Portfolio 4 Borrowers deposit with the lender United
States government securities sufficient to make scheduled payments on the loan in the amount of 125% of the allocated loan amount in respect of the released property.

PARCEL RELEASE/PARTIAL DEFEASANCE OF PARCELS. Permitted for unimproved, non-income producing parcels of land (or parking areas with de minimis income)
for addition or expansion of improvements for retail purposes, provided that, among other things, (i) Galileo NXL Retail Portfolio 4 Borrowers delivers an officer's certificate stating that the value and the NOI at the remaining property would increase after taking into account the proposed use of the release parcel, (ii) the DSCR for the Preceding Period is not less than 1.81x if prior to the second anniversary of securitization and 1.83x if after the second anniversary of securitization, (iii) prior to the second anniversary of securitization, the greater of the appraised value of the parcel and the purchase price of the parcel plus the greater 1% thereof or yield maintenance thereon is held by the lender as additional collateral, or after the second anniversary of securitization, defeasance in the amount of 125% of the greater of the appraised value of the parcel and the purchase price of the parcel, (iv)
the release parcel is subdivided from the remaining property and (v) Galileo NXL
Retail Portfolio 4 Borrowers delivers certain legal opinions and officer's certificates. The release of specified parcels at the Aurora Plaza, Hornell
Plaza and Riverwood properties identified in the loan documents do not require the satisfaction of clause (i) (and in the case of Aurora Plaza and Hornell
Plaza, clause (ii) above) and certain other conditions.

PROPERTY ALTERATIONS. Permitted, subject to certain restrictions, including providing a completion guaranty for alterations, in the aggregate, in excess of
$4,000,000, the posting of collateral in the event that NOI during the Preceding
Period exceeds by 5% or more the NOI during alteration, or that would exceed 5%
of the principal balance of the loan and the delivery of certain legal opinions and officer's certificate of Galileo NXL Retail Portfolio 4 Borrowers. However,
alterations which would reduce debt yield during such alteration below 90% of the pre-alteration debt yield or which have an aggregate budgeted cost greater than 15% of the principal balance, are not permitted.

ENVIRONMENTAL INSURANCE(2). Three of the Galileo NXL Retail Portfolio 4
Properties (Aurora Plaza, Inwood Forest and Morse Shores) securing the Loan currently have or historically had dry cleaners or gas stations on the premises.
Galileo NXL Retail Portfolio 4 Borrowers have obtained an environmental insurance policy through AIG that provides $2 million of coverage per incident up to a $7.5 million aggregate cap.

GROUND LEASES. The Hornell Plaza and Aurora Plaza properties are held by Galileo
Apollo III Sub LLC in leasehold pursuant to ground leases. The borrower has granted a first lien leasehold mortgage in each of the ground leases to the lender. The initial term of the Hornell Plaza ground lease expires on December
31, 2015. The ground rent is currently $1,000 per year and the property benefits from reduced tax liability. Upon termination of the ground lease, the property will be fully taxed. The tenant at the Hornell Plaza property may terminate the ground lease at any time by acquiring the fee interest in the Hornell Plaza property from the landlord for $1.00. In addition, tenant must purchase landlord's fee interest upon expiration or early termination of the ground lease for $1.00. Mortgagee has the right to cure a failure to satisfy this purchase obligation. The Aurora Plaza ground lease is in its fourth extension term and has a current expiration of May 31, 2038. The rent is $9,000 per year through the end of the lease, which has one remaining ten-year extension option.

----------
(1)  The ground rent reserve was established for the leasehold properties,
     Hornell Plaza and Aurora Plaza.

(2)  The environmental insurance policy provides blanket coverage for a
     (including the twelve properties securing the Galileo NXL Retail Portfolio
     4 Loan). The policy has a 5-year term and the Galileo NXL Retail Portfolio
     4 Borrowers have provided a covenant to renew the policy, subject to the availability of a new policy and certain other terms.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

CERRITOS CORPORATE CENTER

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Cerritos, CA
Property Type                                                             Office
Size (Square Feet)                                                       326,535
Percentage Physical Occupancy as of May 1, 2006                           100.0%
Year Built                                                             1999-2001
Year Renovated                                                               NAP
Appraisal Value                                                     $119,000,000
# of Tenant Leases                                                             2
Average Rent Per Square Foot                                              $24.75
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                $12,750,819
Underwritten Total Expenses                                           $4,595,855
Underwritten Net Operating Income (NOI)                               $8,154,965
Underwritten Net Cash Flow (NCF)                                      $7,926,390
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                     LaSalle
Loan Group                                                                     1
Origination Date                                                 January 5, 2006
Cut-off Date Principal Balance                                       $95,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $291
Percentage of Initial Mortgage Pool Balance                                3.81%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                       Leasehold
Mortgage Rate                                                           5.54000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity(Months)                                            120
Original Amortization Term (Months)                                          360
Remaining Call Protection                                    LO(24),DEF(87),O(6)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                    79.83%
LTV Ratio at Maturity                                                     74.20%
Underwritten DSCR on NOI                                                   1.25x
Underwritten DSCR on NCF                                                   1.22x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Cerritos Corporate Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering two office buildings and a parking garage (the "Cerritos Corporate Center Property")
located in Cerritos, California. The Cerritos Corporate Center Loan has a
principal balance of $95,000,000 as of the Cut-off Date and represents 3.81% of the initial mortgage pool balance and approximately 4.22% of the initial loan group 1 balance.

The Cerritos Corporate Center Loan was originated on January 5, 2006, and has a remaining term of 117 months to its maturity date of February 1, 2016. The
Cerritos Corporate Center loan may be voluntarily prepaid on or after August 2,
2015 without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY(1). The Cerritos Corporate Center Property, situated on approximately 7.85 acres, has an address of 12900 Park Plaza Drive and 12911
183rd Street and consists of both a four-story and a seven-story office building which contain in total approximately 326,535 square feet and a five-story parking garage. The Cerritos Corporate Center Property was built in two phases.
The seven-story building ("Phase I Building") and parking garage were completed in 1999 and the four-story building ("Phase II Building") was completed in 2001.
The Phase I Building has approximately 221,968 square feet and the Phase II
Building has approximately 104,567 square feet. The Cerritos Corporate Center
Property is 100% leased to New Cingular Wireless Services, Inc. ("Cingular
Wireless") and serves as its Greater Los Angeles Market Headquarters which market covers from Bakersfield to north of the San Diego County line. The
Cingular Wireless lease in the Phase I Building provides three, five-year options to extend the lease and the Cingular Wireless lease in the Phase II
Building provides two, five-year options to extend the lease.

The following table presents certain information relating to the tenant at the
Cerritos Corporate Center Property:

--------------------------------------------------------------------------------

                              TENANT INFORMATION(2)

                                                 CREDIT RATINGS                            BASE RENT      LEASE
      TENANT NAME            PARENT COMPANY      (FITCH/S&P)(3)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
----------------------   ---------------------   --------------   -----------   --------   ---------   ----------

New Cingular Wireless
   Services, Inc. ....   Cingular Wireless LLC         A/A          326,535      100.0%      $24.75     9/30/2014(4)

The following table presents certain information relating to the lease rollover schedule at the Cerritos Corporate Center Property:

                           LEASE ROLLOVER SCHEDULE(2)

             NUMBER OF    SQUARE                            % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
               LEASES      FEET     % OF GLA    BASE RENT      RENT     SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
   YEAR       EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------   ---------   --------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant ...      NAP             0      0.0%           NAP       NAP             0         0.0%            NAP        NAP
MTM ......       0              0      0.0     $        0       0.0%            0         0.0      $      0.0        0.0%
2006 .....       0              0      0.0              0       0.0             0         0.0             0.0        0.0
2007 .....       0              0      0.0              0       0.0             0         0.0             0.0        0.0
2008 .....       0              0      0.0              0       0.0             0         0.0             0.0        0.0
2009 .....       0              0      0.0              0       0.0             0         0.0             0.0        0.0
2010 .....       0              0      0.0              0       0.0             0         0.0             0.0        0.0
2011 .....       1        104,567     32.0      2,414,396      29.9       104,567        32.0       2,414,396       29.9
2012 .....       0              0      0.0              0       0.0       104,567        32.0       2,414,396       29.9
2013 .....       0              0      0.0              0       0.0       104,567        32.0       2,414,396       29.9
2014 .....       1        221,968     68.0      5,666,835      70.1       326,535       100.0       8,081,231      100.0
                --        -------    -----     ----------     -----
TOTAL ....       2        326,535    100.0%    $8,081,231     100.0%
                --        -------    -----     ----------     -----

----------
(1)  Certain information obtained from a third party appraisal.

(2)  Information obtained from the Cerritos Corporate Center Borrower's rent roll.

(3)  Ratings provided are for the entity in the "Parent Company" column whether or not the parent company guarantees the Lease.

(4)  The lease for the space at the Phase II Building expires on 5/31/2011 and the lease for the space at the Phase I Building expires on 9/30/2014.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE MARKET.(1) The Cerritos Corporate Center Property is located in Cerritos,
Los Angeles County, CA. Cerritos is located at the southern border of Los
Angeles County and approximately 21 miles to the Southeast of Los Angeles. The
Cerritos Corporate Center Property is part of the master planned "Cerritos Towne
Center", which features office properties and over 600,000 square feet of retail space, restaurants, theaters, a 203 room Sheraton Hotel and the Cerritos Center for the Performing Arts. The Cerritos Towne Center is located along the Artesia
(91) Freeway and the nearby San Gabriel (605) and Santa Anna (5) freeways providing access to Los Angeles and Orange County.

The pattern of development, within the neighborhood, generally appears to be that of retail, offices, commercial retail centers, mixed-use developments, and residential housing. Major employers in Cerritos include United Parcel Service,
Ciba-Geigy Pharmaceuticals, ADP, Delta Dental and Willamette Industries.

The estimated 2005 populations within a 1, 3, and 5 mile radius of the Cerritos
Corporate Center Property were 26,874, 213,628, and 636,566, respectively and the 2005 estimated average household incomes within the same radius were
$92,157, $74,377 and $70,164, respectively.

THE BORROWER. The borrower is Maguire Macquarie -- Cerritos I, LLC (the
"Cerritos Corporate Center Borrower"), a Delaware limited liability company and a single purpose entity. The sponsor of the Cerritos Corporate Center Borrower is Maguire Macquarie Office, LLC ("MMO"), a Delaware limited liability company.
MMO is indirectly controlled by Maguire Properties, Inc. (NYSE:MPG) and
Macquarie Office Trust which is listed on the Australian Stock Exchange
(ASX:MOF). Maguire Properties, Inc. is a full service real estate investment trust involved in development, design, urban planning, real estate financing and asset management and is the largest owner and operator of class A office properties in the Los Angeles central business district. As of December 31,
2005, Macquarie Office Trust had approximately $3.7 billion of total assets, including joint venture properties, which represents a portfolio of commercial office properties across Australia and the United States. MMO has approximately a four million square foot portfolio of office properties.

PROPERTY MANAGEMENT. The Cerritos Corporate Center Property is managed by
Cingular Wireless.

LOCKBOX. The Cerritos Corporate Center Loan required a hard lockbox and a hard cash management system. Any and all funds in the lockbox account are required to be transferred on each business day to the cash management account, and on each monthly payment date are required to be applied to debt service and reserves.
Prior to a Cash Management Period, all remaining funds after application to debt service and reserves are disbursed on such monthly payment date to an account designated by the Cerritos Corporate Center Borrower. Following a Cash
Management Period, an amount necessary to pay approved operating expenses for the Cerritos Corporate Center Property is disbursed on such monthly payment date to the account designated by the Cerritos Corporate Center Borrower, and all
remaining funds are held by Lender as additional security for the Cerritos
Corporate Center Loan until such time as the Cash Management Period is terminated. A Cash Management Period shall occur upon (i) an event of default
(and terminating upon the cure of such event of default), (ii) the filing of a bankruptcy petition, whether voluntary or involuntary, against the Cerritos
Corporate Center Borrower or the property manager, if any (unless such property manager is replaced within 60 days with a property manager reasonably acceptable to Lender) (and terminating upon the dismissal of such petition without adverse consequences or, with respect to the property manager, a replacement property manager acceptable to Lender is appointed), or (iii) the DSCR dropping below
1.10x (and terminating upon the DSCR increasing to at least 1.10x for two consecutive quarters).

ESCROWS. The following escrow/reserve accounts have been established with respect to the Cerritos Corporate Center Loan.

Tax Reserve. At all times other than when taxes are being paid in full by
Cingular Wireless pursuant to the Cingular Wireless leases, monthly escrows equal to one-twelfth of the annual taxes are required.

Insurance Reserve. Monthly escrows equal to one-twelfth of the annual insurance premiums are required.

Replacement Reserve. Monthly escrows equal to $5,442 are required, subject to a maximum of $65,300, at any given time.

Tenant Improvement and Leasing Reserve. Waived unless any of the following events occur: (i) event of default or event which with notice or lapse of time or both could constitute an event of default, (ii) the owner of the Cerritos
Corporate Center Property is someone other than Cerritos Corporate Center
Borrower or another entity specifically approved by lender, or (iii) DSCR drops below 1.10x. If any of the above events occur, monthly escrows in an amount reasonably determined by lender are required.

Ground Rent Reserve. $43,942 was deposited into the ground rent reserve at closing. In addition, at all times other than when ground rent is being paid in full directly to ground lessor by Cingular Wireless pursuant to the Cingular
Wireless leases, monthly escrows equal to ground rents due for the following month are required.

----------
(1)  Certain information obtained from a third party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

Cingular Wireless Reserve. If the Cingular Wireless lease of the Phase I
Building is not renewed in its entirety by March 31, 2013, for a term which extends to at least January 1, 2020, and for equal to or greater than the existing rental rate ("Phase I Renewal"), then from April 1, 2013, until
September 30, 2014, a monthly escrow equal to $0.88 per rentable square foot of the Phase I Building not so renewed or subject to a Replacement Lease ("Cingular
Reserve C") is required. If the Cingular Wireless lease of the Phase II Building is not renewed in its entirety by November 30, 2009, for a term which extends to at least January 1, 2020, and for equal to or greater than the existing rental rate ("Phase II Renewal"), then from December 1, 2009, until May 31, 2011, a monthly escrow equal to $111,111.11 ("Cingular Reserve A") plus $0.66 per rentable square foot of the Phase II Building not so renewed or subject to a
Replacement Lease ("Cingular Reserve B") is required. The Cingular Reserve B will be disbursed to pay tenant improvement and leasing costs with respect to the Phase II Building only and the Cingular Reserve C will be disbursed to pay tenant improvement and leasing costs with respect to the Phase I Building only.
The Cingular Reserve A, Cingular Reserve B and Cingular Reserve C will be released to Cerritos Corporate Center Borrower in their entirety at any time upon which the Phase I Building is subject to a Phase I Renewal and the Phase II
Building is subject to a Phase II Renewal or both the Phase I Building and the
Phase II Building are subject to a Replacement Lease and the tenant(s) under such Replacement Lease are in occupancy, open and paying full rent. A
"Replacement Lease" is a lease of the entire Phase I Building and entire Phase
II Building to a replacement tenant or tenants pursuant to triple net leases for aggregate annual base rent equal to or greater than $8,747,542.00 and for a term extending to at least January 1, 2020.

GROUND LEASE. The Cerritos Corporate Center Property is encumbered by a ground lease with the City of Cerritos and the Cerritos Redevelopment Agency. The
initial term of the ground lease expires on November 18, 2032, and an additional option is provided which would expire on March 8, 2087. The ground lease requires the Cerritos Redevelopment Agency to give notice of any default under the ground lease to the lender and the lender is permitted a reasonable opportunity to cure any defaults under the ground lease.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

ASHFORD HOTEL PORTFOLIO 7

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                5
Location (City/State)                                                 See Table
Property Type                                                       Hospitality
Size (Rooms)                                                                769
Percentage Physical Occupancy as of
   December 31, 2005                                                       75.8%
Year Built                                                            See Table
Appraisal Value                                                    $111,900,000
Underwritten Economic Occupancy                                            75.8%
Underwritten Revenues                                               $28,167,920
Underwritten Total Expenses                                         $15,863,813
Underwritten Net Operating Income (NOI)                             $12,304,107
Underwritten Net Cash Flow (NCF)                                    $11,177,390
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION

Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               October 13, 2005
Cut-off Date Principal Balance                                      $83,075,000
Cut-off Date Loan Balance Per Room                                     $108,030
Percentage of Initial Mortgage Pool Balance                                3.33%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.53060%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           56
Original Term to Maturity/ARD (Months)                                      123
Original Amortization Term (Months)                                         300
Remaining Call Protection                            GRTR1%orYM(24),DEF(91),O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    74.24%
LTV Ratio at Maturity or ARD                                              65.62%
Underwritten DSCR on NOI                                                   2.00x
Underwritten DSCR on NCF                                                   1.82x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Ashford Hotel Portfolio Loan") is evidenced by a cross-collateralized and cross-defaulted promissory note secured by a first mortgage encumbering the fee interest in five limited service, full service and extended-stay hotels. The hotels, which total 769 rooms, are flagged by Marriott and Embassy Suites (each, an "Ashford Hotel Portfolio Property" and collectively the "Ashford Hotel Portfolio Properties"). The Ashford Hotel Portfolio Loan
represents approximately 3.33% of the initial mortgage pool balance and approximately 3.69% of the initial loan group 1 balance.

The Ashford Hotel Portfolio Loan was originated on October 13, 2005 and has a principal balance as of the Cut-off Date of $83,075,000. The Ashford Hotel
Portfolio Loan has a remaining term of 117 months and a scheduled maturity date of February 1, 2016. Beginning on October 13, 2005 and ending the day that is two years after securitization, the Ashford Hotel Portfolio Loan permits prepayment subject to a prepayment premium equal to the greater of yield maintenance with United States government obligations and one percent of unpaid principal balance. Additionally, the Ashford Hotel Portfolio Loan permits defeasance with United States government obligations beginning two years after the securitization of the Ashford Hotel Portfolio Loan. Finally, the Ashford
Hotel Portfolio Loan may be prepaid without premium on or after December 3,
2015.

THE PROPERTIES. The Ashford Hotel Portfolio Loan is secured by five properties containing a total of 769 rooms. The Ashford Hotel Portfolio Properties are located in 4 states and are managed by affiliates of Marriott International,
Inc. ("Marriott") or Remington Lodging and Hospitality LP ("Remington").

The following tables present certain information relating to the Ashford Hotel
Portfolio Properties:

                       ASHFORD HOTEL PORTFOLIO PROPERTIES

                                                         CUT-OFF DATE       YEAR
                                                           ALLOCATED       BUILT/
      PROPERTY NAME          PROPERTY LOCATION   ROOMS      BALANCE     RENOVATED(1)               BORROWER                 MANAGER
-----------------------------------------------------------------------------------------------------------------------------------

Residence Inn Fairfax....    Falls Church, VA     159     $23,608,445       2000         Ashford Falls Church Limited      Marriott
                                                                                                  Partnership
Residence Inn Sorrento                                                      1999          Ashford Mira Mesa San Diego      Marriott
   Mesa..................      San Diego, CA      150     $21,158,512                         Limited Partnership
Courtyard Irvine                                                            2004       Ashford Irvine Spectrum Foothill    Marriott
   Spectrum..............   Foothill Ranch, CA    156     $14,105,675                      Ranch Limited Partnership
Embassy Suites Houston...       Houston, TX       150     $13,511,752     1998/2005        New Houston Hotel Limited      Remington
                                                                                                  Partnership
Courtyard Alpharetta.....     Alpharetta, GA      154     $10,690,617        2000             Ashford Alpharetta           Marriott
                                                                                              Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL....................                         769     $83,075,000
-----------------------------------------------------------------------------------------------------------------------------------

                                              OPERATIONAL STATISTICS(2)
                            ------------------------------------------------------------
                                        2003                            2004
                            ----------------------------   -----------------------------
      PROPERTY NAME           ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY    REVPAR
----------------------------------------------------------------------------------------

Residence Inn
   Fairfax...............   $113.32      81.9%    $92.86   $124.02      87.7%    $108.76
Residence Inn
   Sorrento
   Mesa..................    109.20      79.8      87.20    117.59      81.7       96.01
Courtyard Irvine
   Spectrum (3)..........       NAP       NAP        NAP     93.12      67.2       62.54
Embassy Suites
   Houston...............    133.87      73.3      98.13    132.32      71.9       95.10
Courtyard
   Alpharetta............     85.22      57.7      49.21     85.72      61.3       52.52
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE...............   $110.70      73.2%    $81.81   $112.69      74.2%    $ 83.58
----------------------------------------------------------------------------------------

                                       2005                       ML UNDERWRITING
                          -----------------------------   ------------------------------
      PROPERTY NAME         ADR     OCCUPANCY    REVPAR      ADR     OCCUPANCY    REVPAR
----------------------------------------------------------------------------------------

Residence Inn
   Fairfax.............   $143.45      87.4%    $125.43    $143.45      87.4%    $125.43
Residence Inn
   Sorrento
   Mesa................    127.28      81.5      103.69     127.28      81.5      103.69
Courtyard Irvine
   Spectrum (3)........    104.09      75.2       78.32     104.09      75.2       78.32
Embassy Suites
   Houston.............    148.74      70.1      104.30     148.74      70.1      104.30
Courtyard
   Alpharetta..........     95.56      64.4       61.53      95.56      64.4       61.53
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED
   AVERAGE.............   $124.96      75.8%    $ 94.72    $124.94      75.8%    $ 94.71
----------------------------------------------------------------------------------------

----------
(1)  The Ashford Hotel Portfolio Borrowers are obligated under the loan documents to spend the following on capital improvements by December 31,
     2006: (i) $918,500 for Residence Inn Fairfax; (ii) $1,225,000 for Residence
     Inn Sorrento Mesa; (iii) $726,310 for Embassy Suites Houston; and (iv)
     $853,500 for Courtyard Alpharetta. Ashford Hospitality Limited Partnership
     provided a guaranty for the required capital expenditures.

(2)  As provided by the Ashford Hotel Portfolio Borrowers.

(3)  The Courtyard Irvine Spectrum does not have any reported operational statistics for 2003 since it opened in February 2004.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                            PENETRATION INDICES(1)
                                  ------------------------------------------
         PROPERTY NAME            ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
----------------------------------------------------------------------------
Residence Inn Fairfax..........     118.6%         115.4%          136.8%
Residence Inn Sorrento Mesa....     121.6          118.1           143.6
Courtyard Irvine Spectrum......     114.2          107.3           122.5
Embassy Suites Houston.........     111.3          100.2           111.6
Courtyard Alpharetta...........     120.3          103.0           123.9
----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE.........     117.2%         108.8%          127.7%
----------------------------------------------------------------------------

THE MARKET(1,2). The Residence Inn Fairfax is located in the City of Falls
Church, Fairfax County, the Commonwealth of Virginia. The property's primary market area is both urban and suburban in character and can be defined as the
District of Columbia, southern Maryland, and northern Virginia. The surrounding neighborhood consists of townhouses, the American Red Cross building, and a currently vacant office building which will soon house the headquarters for
Fairfax County Public Schools. In addition, the hotel is located near several local demand generators including the American Red Cross, which is in walking distance, INOVA Health System (1 mile), Verizon (1 mile), Capital One (1 mile),
Northrop Grumman (1 mile), and Raytheon (1 mile). From 1999 to 2004, market-wide demand grew by 4.6% on an average annual compounded basis. Occupancy, average rate, and RevPAR levels exhibited increases of 4.3%, 12.2%, and 17.0%, respectively in year-to-date through February 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 75.8%,
$120.91 and $91.71, respectively.

The Residence Inn Sorrento Mesa is located in the city and county of San Diego, the state of California, and is in the San Diego-Carlsbad-San Marcos, CA MSA.
The surrounding area has a high concentration of commercial office space, business parks and light industrial facilities. The hotel is located in close proximity to the area's primary generators of lodging demand such as Gen-Probe
(0.2 mile), Qualcomm (0.3 mile), Newgen (0.5 miles), Motorola (1 mile), and
Samsung (2.5 miles). Average rate and RevPAR levels exhibited increases of 12.4%
and 6.7% respectively in year-to-date through February 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
69.0%, $104.65 and $72.20, respectively.

The Courtyard Irvine Spectrum is located in the city of Foothill Ranch, the county of Orange, the state of California, and is in the Los Angeles -Long Beach
-- Santa Ana, CA MSA. Land use in the surrounding area is primarily commercial and residential. The hotel is located near several local demand generators such as Oakley Inc. (0.5 mile), Wet Seal Inc. (1 mile), Western Digital Corporation
(1.5 miles) and Novastar Mortgage Inc. (2.5 miles). From 2001 to 2004, demand increased on an average annual compounded basis by 16.6%, just below the 18.1%
average annual supply increase. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 70.1%,
$91.14 and $63.92, respectively.

The Embassy Suites Houston is located in the city of Houston, county of Harris, the state of Texas and is in the Houston-Baytown-Sugar Land, TX MSA. The
neighborhood is characterized by high-end retail shopping centers, high-rise office buildings, restaurants, and the 2.4-million-square-foot Houston Galleria
Mall. The area is considered to be a large tourist destination for both local residents and those living within the Houston area suburbs. The hotel is located near several demand generators including the Galleria Mall (1 block), Duke
Energy (5 blocks), Aramco (1 mile), Honeywell (3 miles), Rice University (6 miles) and the Texas Medical Center (6 miles). RevPAR and average rate levels exhibited increases of 1.6% and 1.2% respectively in year-to-date through July
2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was 70.0%, $133.58 and $93.46, respectively.

The Courtyard Alpharetta is located in the City of Alpharetta, Fulton County, the State of Georgia and is in the Atlanta-Sandy Springs-Marietta, GA MSA. The
neighborhood is primarily commercial and residential and offers straightforward access to and from the interstate. The hotel is located near several corporations including Verizon (0.2 mile), Nortel (0.6 mile), ADP (0.8 mile),
Lucent Technologies (1.0 mile), E*Trade (2 miles), and AT&T (3 miles).
Occupancy, average rate, and RevPAR levels exhibited increases of 4.4%, 9.6% and
14.4%, respectively, in year-to-date through February 2005, compared to corresponding period the previous year. The twelve months ending December 2005 for the competitive set in occupancy, average daily room rate, and RevPAR was
62.5%, $79.40 and $49.66, respectively.

----------
(1)  Ashford Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from a Smith Travel Research ("STR") as of December 2005.

(2)  Certain information is from third party appraisals.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE BORROWER. The borrowers (the "Ashford Hotel Portfolio Borrowers") are each a single purpose bankruptcy remote entity owned and controlled indirectly by
Ashford Hospitality Limited Partnership, which is the operating partnership of
Ashford Hospitality Trust, Inc. Ashford Hospitality Trust, Inc. is a publicly traded real estate investment trust (REIT) headquartered in Dallas, TX. Ashford
Hospitality Trust, Inc. commenced operation and became a public REIT on August
29, 2003 and is listed on the NYSE under the ticker "AHT". Ashford Hospitality
Trust, Inc. invests in both debt and equity investments, secured exclusively by hotel assets. As of April 6, 2006, Ashford Hospitality Trust, Inc. had an equity market capitalization of $680.23 million. Ashford Hospitality Trust, Inc.
currently has equity investments in 80 hotel properties in 25 states totaling
13,184 rooms, an office building with nominal operations, and approximately
$108.3 million of mezzanine or first mortgage loans receivable.

PROPERTY MANAGEMENT. Four of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott, with the remaining property managed by Remington, an affiliate of the sponsor, Ashford Hospitality Limited Partnership. Marriott is a
leading worldwide hospitality company. Marriott's lodging activities, which include full-service, select-service, extended-stay and timeshare segments, develop, operate and franchise hotels and corporate housing properties under 13 separate brand names in 67 countries. Marriott has more than 2,700 lodging properties located in the United States and other countries and territories.

Each management agreement shall be terminated by the applicable borrower, at lender's request, following any default (beyond applicable notice and cure periods) by manager which permits termination of the management agreement. In the event that the property manager elects not to renew the term of any management agreement at the end of the initial term or any renewal term thereof, or if any management agreement is otherwise terminated by manager, then the applicable borrower shall appoint a replacement manager and a replacement hotel franchise to occupy and operate the property, each of which shall be acceptable to lender and the rating agencies; provided, that Remington Lodging and
Hospitality, L.P. shall be deemed an acceptable replacement manager, and
Starwood Hotels & Resorts Worldwide, Inc., Hilton Hotels Corporation, Marriott
International, Inc. or any brand of any of them shall be deemed an acceptable replacement hotel franchise, and the approval of any of the foregoing as manager or hotel franchise, as applicable, by lender and the rating agencies will not be required.

LOCKBOX. Four of the Ashford Hotel Portfolio Properties are managed by affiliates of Marriott. For these Marriott -- affiliate managed properties, the borrowers and managers are required to deposit all rents and other gross revenue
(including credit card receivables) from the properties into a related manager-controlled account (the "Manager Account"). Pursuant to the applicable management agreements and related documents, the manager will apply the funds in the Manager Account to its base management fee, applicable taxes, insurance premiums and a capital improvements/FF&E reserve before transferring the remaining funds to a lender-controlled account. Funds in the lender-controlled account will be applied to payment of reserves for taxes and insurance premiums
(unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), debt service, a reserve for capital improvements (unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager), fees of the cash management bank, operating expenses of the applicable property (unless Marriott is manager of the properties and such amounts are otherwise paid or reserved for by the manager) and debt service on a permitted mezzanine loan (if any).

The remaining property is managed by Remington. For this Remington-managed property, the borrower and manager are required to deposit all rents and other gross revenue (including credit card receivables) from the property into a lender-controlled account. Funds in the account will be applied in the following order: (a) fund the monthly tax and insurance reserve, (b) pay monthly debt service, (c) fund the replacement reserve, (d) pay any other amounts due to lender, and (e) provided no event of default has occurred and be continuing, pay any excess amounts to the Ashford Hotel Portfolio Borrowers.

ESCROWS. The following escrow / reserve accounts have been established with respect to the Ashford Hotel Portfolio Loan:

                                ESCROWS/RESERVES

TYPE:                                      INITIAL     MONTHLY
---------------------------------------------------------------
Tax:...................................   $380,100   $   33,259
Insurance:.............................   $ 62,655   $    5,220
Environmental Remediation:.............   $    619   $        0
Immediate Repairs:.....................   $ 25,000   $        0
Replacement Reserve:...................   $      0   $18,990(1)

----------
(1)  This amount represents the initial monthly Replacement Reserve. For each fiscal year, the Replacement Reserve shall equal 4% of the gross revenues of the property managed by Remington.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

Taxes, Insurance and Replacement Reserves The taxes, insurance and replacement reserve amounts indicated above represent only those reserved for the property managed by Remington. For the four properties managed by affiliates of Marriott, escrows for taxes, insurance premiums and replacement reserves are not included in the above and will be held separately by the applicable property managers, so long as Marriott remains as manager and no default has occurred and is continuing under the applicable management agreements.

Capital Improvement Guaranty The Ashford Hotel Portfolio Borrowers are obligated under the loan documents to spend an amount equal to $3,723,310 on capital improvements by December 31, 2006 and April 12, 2006 (only for the Embassy
Suites Houston). Ashford Hospitality Limited Partnership has provided a guaranty for the required capital expenditures. Ashford Hospitality Limited Partnership is obligated under the guaranty to maintain (i) a tangible net worth equal to or not less than $100 million and (ii) liquid assets in excess of its guaranteed obligations.

ADDITIONAL DEBT. The Ashford Hotel Portfolio Borrowers will not be permitted to further encumber the property or incur additional indebtedness while the Loan is outstanding, except, if the DSCR is at least 1.50x and the LTV based on new appraisals is not more than 70%, then the Ashford Hotel Portfolio Borrowers may incur mezzanine indebtedness such that the ratio of total indebtedness (i.e.,
Loan plus mezzanine loan) to total market value does not exceed 75% and the all-in DSCR does not fall below 1.40x. In addition, in connection with the sale of the Properties where the purchaser assumes the Ashford Hotel Portfolio Loan in accordance with the permitted transfers provision of the loan documents, a transferring borrower or sponsor may provide mezzanine financing to the purchaser in an amount which, when taken together with any other financing obtained by such purchaser, does not exceed 90% of the sale price, subject to receipt of a rating agency confirmation letter.

SUBSTITUTION PROVISIONS. Subject to the terms and conditions set forth in the loan agreement, Ashford Hotel Portfolio Loan Borrower(s) may, from time to time, replace an Ashford Hotel Portfolio Property with a qualified substitute property
(a "Property Substitution"), provided certain conditions, including the following, are met: (a) the aggregate of (i) the allocated loan amount with respect to such Ashford Hotel Portfolio Property to be replaced (the "Original
Property"), plus (ii) the allocated loan amounts with respect to all individual
Ashford Hotel Portfolio Properties previously or simultaneously replaced by
Property Substitutions, shall be less than 50% of the then-current principal balance of the loan; (b) no event of default shall have occurred and be continuing on such date either before or after the Property Substitution; (c)
the then-current market value of any proposed qualified substitute property
("Substitute Property"), as determined by an appraisal acceptable to a reasonable commercial mortgage lender, shall equal or exceed the then-current market value of the Original Property immediately prior to the Property
Substitution; (d) the net operating income of any Substitute Property for the twelve-month period trailing the date of determination ("TTM Period") shall equal or exceed the net operating income of the Original Property; (e) after giving effect to the Property Substitution, the DSCR for the aggregate portfolio shall be no less than the greater of (i) 1.63x, and (ii) the DSCR with respect to the Ashford Hotel Portfolio Loan for the TTM Period prior to Substitution;
(f) each Substitute Property shall be (i) fully constructed and operating for a minimum of 12 months, and (ii) a limited service hotel property or full service hotel property, in each case operating under a Marriott, Starwood or Hilton franchise or any other brand affiliated with the foregoing; and (g) Ashford
Hotel Portfolio Borrower(s) shall have delivered to the lender confirmation from each of the rating agencies assigning a rating to securities issued in connection with the Ashford Hotel Portfolio Loan, that the Property Substitution will not result in the qualification, withdrawal or downgrading of any such rating.

PARTIAL DEFEASANCE. An Ashford Hotel Portfolio Property may be released from the lien of the related mortgage by the Ashford Hotel Portfolio Borrowers, provided conditions set forth in the loan documents are satisfied, including: (i) no defeasance will be permitted until after the second anniversary of the securitization of the loan; (ii) a defeasance of a principal amount equal to
125% of the applicable allocated loan amount; (iii) the DSCR with respect to the remaining collateral is at least equal to the greater of 1.51x and the DSCR for the trailing twelve month period immediately prior to partial defeasance; and
(iv) the RevPAR with respect to the remaining collateral is at least equal to the greater of the RevPAR as of the closing date and the RevPAR for the trailing twelve month period immediately prior to partial defeasance.

RELEASE PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------
RAINTREE CORPORATE CENTER I & II

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Scottsdale, AZ
Property Type                                                             Office
Size (Square Feet)                                                       298,865
Percentage Physical Occupancy as of March 15, 2006                        100.0%
Year Built                                                             2002/2004
Year Renovated                                                               NAP
Appraisal Value                                                      $82,000,000
# of Tenant Leases                                                            40
Average Rent Per Square Foot                                              $25.63
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $7,647,613
Underwritten Total Expenses                                           $2,154,381
Underwritten Net Operating Income (NOI)                               $5,493,231
Underwritten Net Cash Flow (NCF)                                      $5,009,831
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                  March 24, 2006
Cut-off Date Principal Balance                                       $58,958,157
Cut-off Date Loan Balance Per SF/Unit                                       $197
Percentage of Initial Mortgage Pool Balance                                2.36%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                           5.95500%
Amortization Type                                                        Balloon
IO Period (Months)                                                             0
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          420
Remaining Call Protection                                    LO(24),DEF(91),O(4)
Lockbox                                                                     Soft
Cut-off Date LTV Ratio                                                    71.90%
LTV Ratio at Maturity or ARD                                              64.44%
Underwritten DSCR on NOI                                                   1.37x
Underwritten DSCR on NCF                                                   1.25x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Raintree Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the Raintree
Corporate Center I & II (the "Raintree Property"), a two-building, 298,865 square foot, Class A office property. The Raintree Property was constructed in
2002 and 2004. The Raintree Loan represents approximately 2.36% of the initial mortgage pool balance and approximately 2.62% of the initial loan group 1 balance.

The Raintree Property is 100% leased to 27 tenants. Pulte Homes Corp. (Moody's:
Baa3, stable outlook; S&P: BBB+, stable outlook; Fitch: BBB+, stable outlook)
occupies one full building (50% of the NRA; 49% of the PGI).

The Raintree Loan was originated March 24, 2006 and has an aggregate principal balance as of the Cut-off Date of $58,958,157. The Raintree Loan has a remaining term of 119 months to its maturity date of April 1, 2016. The Raintree Loan may be voluntarily prepaid on or after January 1, 2016, without a prepayment premium and permits defeasance with United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY(1). The Raintree Loan is secured by the fee interest in a two building, multi-tenant, Class A office property with 298,865 square feet of net rentable area located in Scottsdale, AZ. Built in 2002 and 2004, the Property
has 1,527 parking spaces of which 811 are covered. The Raintree Property contains 2 passenger elevators in each building.

The Raintree Property is 100% physically occupied and demonstrates an economic occupancy of 100%. Raintree Corporate Center I is leased to 26 tenants (some occupying multiple suites), with staggered lease terms expiring from 2006 to
2012. Tenant suites generally range in size from 1,441 to 14,413 square feet.
Raintree Corporate Center II is fully occupied by Pulte Homes Corp. through July
2012. Pulte Homes Corp. represents 49% of the total potential gross income.

The Raintree Property is situated along the Pima Freeway (Loop 101), with excellent freeway access and visibility. The primary entrance to the Property is available from Pima Road, a northbound only freeway frontage road that connects with Frank Lloyd Wright Boulevard. The Loop 101 has an exit point just south of the Property, which directs all traffic exiting the freeway to Frank Lloyd
Wright Boulevard past the entrance to the Property. The Property has additional access from the east off 90th Street, a collector street that has two lanes of traffic in each direction.

The following table presents certain information relating to the major tenants at the Raintree Property:

                               TENANT INFORMATION

                                       CREDIT RATINGS
   TENANT NAME       PARENT COMPANY   (MOODY'S/S&P)(2)  SQUARE FEET  % OF GLA  BASE RENT PSF  LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------------

Pulte Homes Corp.  Pulte Homes, Inc.      Baa3/BBB        149,992      50.2%       $25.00         7/31/2012

The following table presents certain information relating to the lease rollover schedule at the Raintree Property:

                           LEASE ROLLOVER SCHEDULE (3)

                 NUMBER OF      SQUARE FEET   % OF GLA   BASE RENT
    YEAR      LEASES EXPIRING     EXPIRING    EXPIRING    EXPIRING
------------------------------------------------------------------

Vacant.....        NAP                  0        0.0%           NAP
MTM........          2              4,266        1.4     $  115,182
2006.......          9             24,279        8.1        646,350
2007.......          7             24,856        8.3        654,253
2008.......         11             37,992       12.7        995,835
2009.......          3             18,079        6.0        461,735
2010.......          6             37,147       12.4        977,423
2011.......          1              2,254        0.8         59,731
2012.......          1            149,992       50.2      3,754,294
-------------------------------------------------------------------
TOTAL......         40            298,865      100.0%    $7,664,803
===================================================================

                                                                  CUMULATIVE
                 % OF     CUMULATIVE    CUMULATIVE   CUMULATIVE      % OF
              BASE RENT   SQUARE FEET    % OF GLA     BASE RENT   BASE RENT
   YEAR        EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING
----------------------------------------------------------------------------

Vacant.....      NAP              0         0.0%            NAP       NAP
MTM........      1.5%         4,266         1.4      $  115,182       1.5%
2006.......      8.4         28,545         9.6         761,532       9.9
2007.......      8.5         53,401        17.9       1,415,785      18.5
2008.......     13.0         91,393        30.6       2,411,620      31.5
2009.......      6.0        109,472        36.6       2,873,355      37.5
2010.......     12.8        146,619        49.1       3,850,778      50.2
2011.......      0.8        148,873        49.8       3,910,509      51.0
2012.......     49.0        298,865       100.0       7,664,803     100.0
----------------------------------------------------------------------------
TOTAL......    100.0%
============================================================================

----------
(1)  Certain information obtained from a third party appraisal.

(2)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(3)  Information obtained from Raintree Corporate Center I & II Borrower's certified rent roll.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE MARKET(1). The greater Phoenix office market is experiencing positive trends in absorption and vacancy. Total office inventory in metro Phoenix is estimated at approximately 75.8 million square feet, of which 61.2 million sf (or 81% of the total) is multi-tenant. Through the third quarter 2005, the direct vacancy rate for multi-tenant buildings in the greater Phoenix market is just over 13%, which is the lowest level observed since 2000. Additionally, approximately 2.4 million square feet of office space has been absorbed year-to-date. The average rental rate for the greater market approximates $20.00 per square foot FSG.
Roughly 29.5 million square feet of the multi-tenant office space in the market is classified as Class A, which represents 38.9% of the total office market.
Class A office space displays a vacancy rate of 7.5%, with net absorption over
1.5 million square feet through the third quarter 2005.

The Raintree Property is located within the Scottsdale Airpark Office submarket
(per CBRE) which has one of the lowest vacancy rates in greater Phoenix. This submarket contains approximately 6.1 million square feet, of which roughly 5.0 million sf (or 82% of the total) is multi-tenant. The multi-tenant office base within this submarket ranks 4th among 24 Phoenix metropolitan area submarkets in terms of NRA. Over 56% of the multi-tenant space is comprised of Class A space.
As of the third quarter 2005, the submarket displays an overall vacancy of 8.5%, with Class A vacancy rate of roughly 4.4%. The average rental rate for the submarket is around $23.00 per square foot, with Class A displaying an average of $25.50 per square foot.

The subject submarket is one of the most active within the greater Phoenix office market in terms of new construction/planned developments. Approximately
1.6 million square feet of speculative office development in 12 Class A buildings is scheduled to be available in the market by the end of 2008.
Estimated completions will consist of 7 buildings totaling 859,000 square feet in 2006, 4 buildings totaling 560,000 square feet in 2007, and 1 building totaling 180,000 square feet in 2008.

This new inventory follows approximately 4 years of little new construction in the submarket. For the period 2000 to 2004, the submarket averaged approximately
450,000 square feet in annual absorption, which has resulted in the low Class A vacancy.

THE BORROWER. The borrowing entity is RCC North, LLC, a Delaware limited liability company and bankruptcy-remote entity (the "Borrowing Entity").
Raintree Corporate Center Holdings, LLC, the sole member of the Borrowing Entity
("Raintree Holdings"), includes approximately 60 members, with each member owning less than 20%. The managing member of Raintree Holdings is Cavan
Management Services, LLC.

Cavan Management Services, LLC ("CMS") will serve as the indemnitor for the non-recourse carve outs. Cavan Management Services is 100% owned by a single member LLC, with Dave Cavan as the sole owner. Cavan Management Services has been involved in the development and ownership of real estate for over 30 years, and has developed over five million square feet of commercial office and retail space throughout the Southwest valued at over $1.0 billion.

PROPERTY MANAGEMENT. The Property is managed by CMS, the managing member of
Raintree Holdings and indemnitor of the loan. CMS has developed, managed, and sold significant amounts of commercial office and retail space in the greater
Phoenix market since 1974. CMS leases 13,175 square feet within Raintree
Corporate Center I and has on-site property managers and building engineers. Lee
& Associates serves as the leasing agent for the Raintree Property. Over the last five years Lee & Associates has completed 240 lease transactions in the
Scottsdale submarket representing over 2.6 million square feet.

LOCKBOX/SOFT SPRINGING HARD. All rental payments will go directly into a bank account controlled by Lender ("Cash Management Account"), provided that prior to a Cash Management Period, Borrower shall have the right to deposit and withdraw funds. Upon a Cash Management Period, each tenant shall remit rent payments directly to the cash management account. In addition, the funds in the cash management account will be allocated towards all applicable reserves, monthly principal and interest payments and other obligations of the Borrower. Amounts on deposit in the Cash Management Account will be held by Lender as additional collateral for the Loan. A Cash Management Period shall occur if (i) the tenant,
Pulte Homes Corp. (a) gives notice to Borrower of its intent to exercise its early termination right pursuant to the terms of its lease unless Borrower previously delivered a Letter of Credit in the amount of $2,900,000 or (b) fails to renew its lease prior to 10/1/2011 unless Borrower previously delivered to
Lender a Letter of Credit in the amount of $1,450,000, (ii) the DSCR for the immediately preceding three (3) month period is less than 1.20x, or (iii) an
Event of Default has occurred.

----------
(1)  Certain information taken from a third party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

ESCROWS AND CASH FLOW SWEEPS. The following escrow/reserve accounts have been established with respect to Raintree Corporate Center I & II Loan:

                                ESCROWS/RESERVES

TYPE:                     INITIAL   MONTHLY     CAPPED
--------------------------------------------------------
Taxes..................   $67,900   $67,900
Insurance..............   $12,208   $12,208
TI/LC Reserve..........   $     0   $25,000   $1,800,000
Capital Expenditures...   $     0   $ 6,226
--------------------------------------------------------

Borrower will deposit a monthly reserve of $25,000 (capped at $1.8 million) for tenant improvements and leasing commissions related to the anticipated costs of re-leasing the Pulte Homes Corp. space. Further, in the event that Pulte Homes
Corp. fails to exercise its renewal option, a cash sweep will commence (or equivalent Letter of Credit be posted) and, excepting prior draws, is expected to aggregate to approximately $3.25 million.

Pulte Homes has one option for early termination of their lease, with 18 months notice to the Borrower, that expires on May 4, 2008. In the event that Pulte
Homes Corp. exercises this option to terminate, a cash sweep will commence (or equivalent Letter of Credit be posted) and is expected to aggregate to approximately $3.4 million in total reserve.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

COPPERWOOD VILLAGE SHOPPING CENTER

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                             Houston, Texas
Property Type                                                             Retail
Size (Square Feet)                                                       350,444
Percentage Physical Occupancy as of November 30, 2005                      97.8%
Year Built                                                             1996/2003
Year Renovated                                                               NAP
Appraisal Value                                                      $74,140,000
# of Tenant Leases                                                            58
Average Rent Per Square Foot                                              $14.56
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $6,572,953
Underwritten Total Expenses                                           $1,893,211
Underwritten Net Operating Income (NOI)                               $4,679,742
Underwritten Net Cash Flow (NCF)                                      $4,490,234
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                  March 15, 2006
Cut-off Date Principal Balance                                       $53,500,000
Cut-off Date Loan Balance Per SF/Unit                                       $153
Percentage of Initial Mortgage Pool Balance                                2.14%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                           5.66900%
Amortization Type                                                        Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Remaining Call Protection                                    LO(24),DEF(91),O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                    72.16%
LTV Ratio at Maturity or ARD                                              63.47%
Underwritten DSCR on NOI                                                   1.26x
Underwritten DSCR on NCF                                                   1.21x
--------------------------------------------------------------------------------

----------
Footnote: Physical occupancy is predicated on First Choice Emergency Room, a new tenant, taking occupancy and commencing rent payments. The Tenant has executed its lease and is expected to take possession of its space on/around April 1,
2006 and to commence rent payments by June 1, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Copperwood Village Shopping Center Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a retail property located in Houston, Texas ("Copperwood Village
Shopping Center Property"). The Copperwood Village Shopping Center Loan
represents approximately 2.14% of the initial pool balance and approximately
2.38% of the initial loan group 1 balance.

The Copperwood Village Shopping Center Loan was originated on March 15, 2006, and has a remaining term of 119 months to its maturity date of April 1, 2016.
The Copperwood Village Shopping Center Loan may be voluntarily prepaid on or after January 1, 2016 without a prepayment premium and permits defeasance with
United States government obligations beginning two years after the creation of the securitization trust.

THE PROPERTY. The Copperwood Village Shopping Center Loan is secured by a
350,444 sf retail property consisting of eleven structures on 31.95 acres. The primary structures are three in-line properties of which two contain large attached buildings owned by Target and Gerland's Foodtown, which are not a part of the collateral. The property is anchored by Michael's (Ba1), Bed Bath &
Beyond (BBB), Marshalls (A3/A), Office Max Ba2/B+ and Palais Royal (NR). Other
major tenants include Petco (BB), Pier 1 Imports (B), Old Navy Baa3/BBB-, Famous
Footwear and Chuck E Cheese, which is located on a 1.657-acre ground-leased site. Target (A2/A+) and Foodtown (NR) shadow-anchor this property with an additional 173,683 sf of retail space. Both tenants are responsible for the maintenance of their respective parking areas. Approximately 70% of the base rent is derived from national and investment grade tenants.

The following table presents certain information relating to the major tenants at the Copperwood Village Shopping Center Property:

                               TENANT INFORMATION

                                                     CREDIT RATINGS    SQUARE   % OF   BASE RENT      LEASE
TENANT NAME                     PARENT COMPANY       (MOODY'S/S&P)1     FEET     GLA      PSF      EXPIRATION
-------------------------   ----------------------   --------------   -------   ----   ---------   ----------

Marshall's ..............    TJX Companies, Inc.          A3/A         30,382    8.7%    $ 8.39     5/31/2011
Bed Bath & Beyond .......   Bed Bath & Beyond Inc.       NR/BBB        26,535    7.6       9.00     1/31/2012
Office Max ..............      Office Max Inc.           Ba2/B+        23,500    6.7      10.50    10/31/2014
Palais Royal ............     Stage Stores, Inc.         NR/NR         21,500    6.1       7.00     1/31/2012
Michael's ...............   Michaels Stores, Inc.        Ba1/NR        20,125    5.7      10.29     2/28/2011
                                                                      -------   ----     ------
TOTAL/WEIGHTED AVERAGE ..                                             122,042   34.8%    $ 9.12
                                                                      -------   ----     ------

The following table presents certain information relating to the lease rollover schedule at the Copperwood Village Shopping Center Property:

                             LEASE ROLLOVER SCHEDULE

             NUMBER OF
               LEASES    SQUARE FEET   % OF GLA    BASE RENT
   YEAR       EXPIRING     EXPIRING    EXPIRING    EXPIRING
------------------------------------------------------------

Vacant ...      NAP          7,670        2.2%    $  163,513
MTM ......        1          1,300        0.4         21,450
2006 .....       11         56,816       16.2        973,361
2007 .....       13         44,278       12.6        814,259
2008 .....        6         18,630        5.3        258,768
2009 .....        7         32,608        9.3        461,781
2010 .....        7         27,243        7.8        560,974
2011 .....        6         71,585       20.4        913,474
2012 .....        3         53,435       15.2        481,115
2013 .....        1          4,300        1.2        111,800
2014 .....        3         32,579        9.3        447,102
------------------------------------------------------------
TOTAL ....       58        350,444      100.0%    $5,207,596
------------------------------------------------------------

             % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE   CUMULATIVE %
                RENT     SQUARE FEET      OF GLA       BASE RENT   OF BASE RENT
   YEAR       EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
-------------------------------------------------------------------------------

Vacant ...       3.1%        7,670           2.2%     $  163,513        3.1%
MTM ......       0.4         8,970           2.6         184,963        3.6
2006 .....      18.7        65,786          18.8       1,158,324       22.2
2007 .....      15.6       110,064          31.4       1,972,583       37.9
2008 .....       5.0       128,694          36.7       2,231,350       42.8
2009 .....       8.9       161,302          46.0       2,693,131       51.7
2010 .....      10.8       188,545          53.8       3,254,105       62.5
2011 .....      17.5       260,130          74.2       4,167,579       80.0
2012 .....       9.2       313,565          89.5       4,648,694       89.3
2013 .....       2.1       317,865          90.7       4,760,494       91.4
2014 .....       8.6       350,444         100.0       5,207,596      100.0
-------------------------------------------------------------------------------
TOTAL ....     100.0%
-------------------------------------------------------------------------------

THE MARKET(2). The Copperwood Village Shopping Center Property is located at the northwest and southwest corner of the intersection of SR-6 N and FM-529, which has an average daily traffic count of 96,000 cars. The Copperwood Village
Shopping Center Property is located in the southwest quadrant of the city of
Houston, an area known as Copperfield / Bear Creek. Copperfield is a 2000-acre master-planned community. The Copperwood Village Shopping Center Property is
located in an expanding community with a five year average annual growth rate of
5.3%, and a demographic with an average household income of $86,224 within a five mile radius. Primary highway access to the subject neighborhood is provided by US-6 which runs in a north/south direction, connecting the Katy Freeway
(I-10) to the Northwest Freeway (US-290). Public transportation is provided by
METRO, which provides access to Houston's CBD and other employment centers. The vacancy rate for comparable space in the area is approximately 3%.

----------
(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Certain information obtained from a third party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE BORROWER. The borrower is Copperwood Village, LP (the "Borrowing Entity"), a
newly formed, single purpose, bankruptcy remote Texas limited partnership that is owned and controlled by a joint venture between Kimco (S&P A-) and UBS (S&P
AA+). The partners of the Borrowing Entity are Copperwood Village Holdco, LLC
(1%), the General Partner, KUBS Income Fund I, LP (19%) each owned indirectly by
Kimco and K-Copperwood Village, LLC, a Delaware limited liability company (80%)
which is indirectly owned in turn by UBS Wealth Management North American
Property Fund Limited. KUBS Income Fund I, LP (the "Fund") is the indemnitor.
Kimco is a publicly traded Real Estate Investment Trust that has interests, either individually or through joint ventures, in more than 1,046 properties totaling more than 132 million square feet of space in 44 states and Canada and
Mexico. UBS -- Wealth Management -- North American Property Fund ("NAPF") is an
open-ended investment fund company. As of 11/30/04, NAPF reports total assets of
$173 million. NAPF's investment objective is to invest in the North American commercial and residential property sectors, with its investment strategy managed and developed by UBS AG. UBS is one of the largest investment managers in the world and listed on the New York Stock Exchange under ticker symbol
(UBS). UBS invests in joint-venture purchases with Kimco through its KUBS Income
Fund I.

According to its December 31, 2005 compiled financial statements, the Fund reported total assets of $251.2 MM, with liabilities of $162.9 MM and Partner's
Capital of $88.3 MM. The Fund's liquidity includes $3.3 million comprised of cash and equivalents. Real estate assets are reported at an estimated market value, net of accrued depreciation, of $244.1 MM with total commitments and contingencies, inclusive of mortgage debt and other liabilities of $162.9 MM, resulting in total Partner's capital of $81.2 MM. The Fund has investments in ten shopping centers totaling approximately 1,700,000 square feet located in
Pennsylvania, Maryland, Virginia, Illinois, Texas and Washington State. The Fund
is a wholly owned subsidiary of Kimco Realty Corporation. The loan documents require the Fund, as Indemnitor to maintain a minimum liquidity of $1.0 million over the life of the Copperwood Village Shopping Center Loan. Additionally, the
Indemnitor, together with the Borrower, is limited on the non-recourse carve-outs and environmental indemnity to a total cap of $10,000,000.

PROPERTY MANAGEMENT. The property will be managed by KRC Property Management,
L.P. a Texas limited partnership, an affiliate of the Borrowing Entity, the Fund and Kimco Realty Corporation.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Copperwood Village Shopping Center Loan:

                                ESCROWS/RESERVES

TYPE:                            INITIAL                MONTHLY
-----------------------   --------------------   --------------------
Taxes..................         $315,140               $105,047
Insurance(1)...........   Conditionally Waived   Conditionally Waived
Immediate Repairs(2)...         $ 49,375               $      0
Capital Expenditures...         $      0               $  4,239
Rollover Reserve(3)....         $250,000               $  4,167

Additional springing reserve -- Environmental: Borrower shall deposit an amount equal to the estimated cost of certain dry cleaner-related environmental remediation (capped at $150,000) if a No Further Action Letter is not delivered to Lender within 18 months of the closing date.

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. Partial Loan Release - Phase IV: Provided no Event of
Default has occurred and is continuing at any time, Borrower may obtain the release of the Separate Tax Parcel ("Phase IV"). The Release Price is
$3,680,000. Release will not be granted until Lender has determined that the
Debt Service Coverage Ratio for the Copperwood Village Shopping Center Loan
remaining subject to the lien of the related security instrument shall be at least equal to 1.15x:1 and that the loan to value ratio on the remaining
Copperwood Village Shopping Center Loan is not greater than 75%, subject to confirmation by appraisal. In the event of release, prepayment on that portion of the Copperwood Village Shopping Center Loan will be subject to yield maintenance. No lock out provisions apply to the release of the Separate Tax
Parcel.

SUBSTITUTION PROVISIONS. None.

----------
(1)  Insurance: No escrow is required for insurance as long as the property is covered under an acceptable blanket insurance policy.

(2)  Immediate Repairs: Borrower deposited with Lender $49,375, or 125% of the engineer's estimate of immediate repairs.

(3)  Rollover Reserve: At closing Borrower deposited $250,000 with Lender into an interest bearing account, subject to a cap of $450,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

GATEWAY ONE

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              St. Louis, MO
Property Type                                                         CBD Office
Size (Square Feet)                                                       409,920
Percentage Physical Occupancy as of March 28, 2006                         95.8%
Year Built                                                                  1986
Appraisal Value                                                      $66,900,000
# of Tenant Leases                                                            43
Average Rent Per Square Foot                                              $18.07
Underwritten Economic Occupancy                                            92.0%
Underwritten Revenues                                                 $8,144,436
Underwritten Total Expenses                                           $3,239,843
Underwritten Net Operating Income (NOI)                               $4,904,593
Underwritten Net Cash Flow (NCF)                                      $4,329,728
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         PNC
Loan Group                                                                    1
Origination Date                                                February 8, 2006
Cut-off Date Principal Balance                                       $50,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $122
Percentage of Initial Mortgage Pool Balance                                2.00%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                           5.49000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Remaining Call Protection                                    LO(34),DEF(80),O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                    74.74%
LTV Ratio at Maturity or ARD                                              69.44%
Underwritten DSCR on NOI                                                   1.44x
Underwritten DSCR on NCF                                                   1.27x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1

--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Gateway One Loan") is evidenced by a promissory note secured by a first mortgage encumbering the office building in
St. Louis, Missouri (the "Gateway One Property"). The Gateway One Loan has a
principal balance of $50,000,000 as of the Cut-off Date and represents approximately 2.00% of the initial mortgage pool balance and approximately 2.22%
of the initial loan group 1 balance.

The Gateway One Loan was originated on February 8, 2006 and has a remaining term of 118 months to its maturity date of March 1, 2016. The Gateway One Loan may be voluntarily prepaid on or after December 1, 2015 without a prepayment premium and permits defeasance with United States government obligations beginning three years after the first payment date.

THE PROPERTY(1). The Gateway One Property is a 15-story, Class "A" office building and below ground parking structure located at 701 Market Street in the
St. Louis, Missouri Central Business District (CBD). The site occupies an entire city block bordered by Market Street on the south, Chestnut Street to the north,
North 7th Street to the east and North 8th Street to the west. The Gateway One
Property was built in 1986 and has had $2 million in capital improvements completed since 1999.

The following table presents certain information relating to the major tenants at the Gateway One Property:

                             TENANT INFORMATION(2)

                                                               CREDIT RATINGS     SQUARE    % OF   BASE RENT      LEASE
TENANT NAME                          PARENT COMPANY           (MOODY'S/S&P)(3)     FEET     GLA       PSF      EXPIRATION
-----------                      --------------------------   ----------------   -------   -----   ---------   ----------

Peabody Holding Company(4) ...      Peabody Energy Corp.           Ba3/BB-       143,016   34.89%    $20.25    12/31/2011
Marsh USA Inc./Mercer Human
   Resource Consulting........   Marsh & McLennan Companies       Baa2/BBB-       58,861   14.36      17.50    10/16/2015
Gray, Ritter, Graham PC.......                                                    16,319    3.98      22.00    01/31/2014
                                                                                 -------   -----     ------
TOTAL/WEIGHTED AVERAGE........                                                   218,196   53.23%    $19.64
                                                                                 -------   -----     ------

The following table presents certain information relating to the lease rollover schedule at the Gateway One Property:

                           LEASE ROLLOVER SCHEDULE(2)

                                                                   % OF
                  NUMBER OF    SQUARE                              BASE
                    LEASES      FEET     % OF GLA    BASE RENT     RENT
      YEAR         EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING
-------------------------------------------------------------------------

Vacant ........       NAP       17,416      4.2%        NAP         NAP
MTM ...........        2         1,002      0.2     $    6,012      0.1%
2006 ..........        5        28,239      6.9        625,966      8.4
2007 ..........        4        14,653      3.6        313,180      4.2
2008 ..........        6        21,117      5.2        323,326      4.4
2009 ..........        2         2,046      0.5          6,000      0.1
2010 ..........        5        24,315      5.9        430,827      5.8
2011 ..........        4       157,403     38.4      3,211,417     43.3
2012 ..........        1        12,993      3.2        195,000      2.6
2013 ..........        1         6,415      1.6         83,395      1.1
2014 ..........        2        16,992      4.1        365,519      4.9
2015 ..........        7        91,509     22.3      1,635,470     22.1
Thereafter ....        4        15,820      3.9        212,211      2.9
-------------------------------------------------------------------------
TOTAL .........       43       409,920    100.0%    $7,408,322    100.0%
-------------------------------------------------------------------------

                   CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
                  SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
      YEAR          EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------------------------------------------------------------------

Vacant ........      17,416         4.2%         NAP           NAP
MTM ...........      18,418         4.5      $    6,012        0.1%
2006 ..........      46,657        11.4         631,978        8.5
2007 ..........      61,310        15.0         945,158       12.8
2008 ..........      82,427        20.1       1,268,484       17.1
2009 ..........      84,473        20.6       1,274,484       17.2
2010 ..........     108,788        26.5       1,705,311       23.0
2011 ..........     266,191        64.9       4,916,728       66.4
2012 ..........     279,184        68.1       5,111,728       69.0
2013 ..........     285,599        69.7       5,195,123       70.1
2014 ..........     302,591        73.8       5,560,642       75.1
2015 ..........     394,100        96.1       7,196,111       97.1
Thereafter ....     409,920       100.0       7,408,322      100.0
----------------------------------------------------------------------
TOTAL .........
----------------------------------------------------------------------

----------
(1)  Certain information was obtained from a third party appraisal.

(2)  Information obtained from March 28, 2006 Borrower's rent roll.

(3)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(4)  Peabody Holding Company occupies 13,300 sf that expires on February 29,
     2008.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE MARKET(1). The Gateway One Property is located in the St. Louis, Missouri
CBD. The CBD submarket, including Class "A", "B" and "C" properties, totals 179 buildings with over 23 million square feet. The Class "A" portion of the submarket has 15 buildings totaling 7,919,333 square feet and ended 2005 with an overall occupancy rate of 91.8% and positive absorption of over 25,000 square feet. There are no new buildings under construction in the CBD. Of the 15 Class
"A" properties, only six are considered to be truly competitive with the Gateway
One Property and these buildings along with the Gateway One Property total 3.9 million square feet and ended 2005 with an overall occupancy of 94%.

THE BORROWER. The Gateway One Property is owned by 35 separate borrowers, each a
Delaware LLC organized as single asset entities for the purpose of acquiring, owning and operating the Gateway One Property as tenants in common
(collectively, the "Borrower"). Triple Net Properties, LLC is the sponsor and has signed the non-recourse carve-outs.

PROPERTY MANAGEMENT. Property management and leasing will be handled by EVS
Realty Advisors ("EVS"). EVS maintains an office in this property and has managed the building for the past 3 years. Additionally, the principals of EVS have been involved with the Gateway One Property since it was developed in 1986.
EVS has 35 employees and manages 1.5 million square feet in St. Louis.

LOCKBOX. For the duration of the loan term, all rent shall be delivered by the property's tenants directly to lender (or its assignee) for deposit into a cash collateral account (the "Lockbox Account"). Borrower shall also deliver any other income or proceeds derived from the Gateway One Property to the Lockbox
Account. Funds received by lender shall be used to make monthly loan payments, impound payments, and any other payments required by the loan documents.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Gateway One Loan:

                               ESCROWS / RESERVES

TYPE:                                              INITIAL    MONTHLY
-----                                            ----------   -------
Taxes.........................................   $  232,380   $58,095
Insurance.....................................   $   31,611   $ 6,332
Capital Expenditures..........................   $        0   $ 6,832(2)
TI/LC Reserve.................................   $1,251,306   $25,000(3)

If by December 31, 2010 Borrower does not provide lender with acceptable evidence that the Peabody Holding Company has exercised the lease extension option under the Peabody Holding Company lease , then Borrower shall deposit to lender an additional $162,145 each month (the "Peabody Deposit"). Borrower shall not be required to pay the Peabody Deposit if Borrower delivers to lender an acceptable irrevocable letter of credit, in an amount equal to $1,945,740.
Borrower shall cease making the Peabody Deposit (or lender shall return the letter of credit) if the Peabody Holding Company exercises the lease extension option or the space is re-let to an acceptable tenant. The Peabody Deposit (or the letter of credit) shall not be considered in determining the TI/LC Escrow.

----------
(1)  Certain information was obtained from a third party appraisal.

(2)  The Borrower shall cease paying the monthly Capital Expenditures Escrow payment once amounts in the Capital Expenditures Escrow reach $245,952
     ("Cap/Ex Threshold"). Should the amounts in the Capital Expenditures Escrow fall below the Cap/Ex Threshold, Borrower shall resume paying the monthly
     Capital Expenditure Escrow payment.

(3)  Borrower shall cease paying the monthly TI/LC Escrow payment once amounts in the TI/LC Escrow reach $1,200,000 ("TI/LC Threshold"). Should the amounts in the TI/LC Escrow fall below the TI/LC Threshold, Borrower shall resume paying the monthly TI/LC Escrow payment. The Initial TI/LC Escrow deposit shall not be considering in determining the TI/LC threshold.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

FOUR POINTS SHERATON -- CHELSEA

                                [GRAPHIC OMITTED]

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
Number of Mortgaged Properties                                                1
Location (City/State)                                              New York, NY
Property Type                                                       Hospitality
Size (Rooms)                                                                158
Percentage Physical Occupancy as of
   November 30, 2005                                                       91.4%
Year Built                                                                 2003
Appraised Value                                                     $58,200,000
Underwritten Economic Occupancy                                            86.4%
Underwritten Revenues                                               $10,588,209
Underwritten Total Expenses                                          $5,698,683
Underwritten Net Operating Income (NOI)                              $4,889,526
Underwritten Net Cash Flow (NCF)                                     $4,465,998
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                               January 19, 2006
Cut-off Date Principal Balance                                      $39,813,399
Cut-off Date Loan Balance Per Room                                     $251,984
Percentage of Initial Mortgage Pool Balance                                1.60%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.77600%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         300
Remaining Call Protection                                   LO(24),DEF(91),O(2)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                    68.41%
LTV Ratio at Maturity or ARD                                              52.80%
Underwritten DSCR on NOI                                                   1.62x
Underwritten DSCR on NCF                                                   1.48x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Four Points Sheraton -- Chelsea Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a
Starwood branded Four Points Sheraton hotel (the "Four Points Sheraton --
Chelsea Property") located in New York, NY. The Four Points Sheraton -- Chelsea
Loan represents approximately 1.60% of the initial mortgage pool balance and approximately 1.77% of the initial loan group 1 balance.

The Four Points Sheraton -- Chelsea Loan was originated on January 19, 2006, and has a principal balance as of the Cut-off Date of $39,813,399. The Four Points
Sheraton -- Chelsea Loan has a remaining term of 117 months and a scheduled maturity date of February 1, 2016. The Four Points Sheraton -- Chelsea Loan
permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment without a prepayment premium of the Four Points Sheraton -- Chelsea Loan is permitted on or after January 1,
2016.

THE PROPERTY(1). The Four Points Sheraton -- Chelsea Property consists of a hotel with 158 rooms and located in New York, NY. The Four Points Sheraton --
Chelsea Property is franchised with Four Points by Sheraton through March 3,
2024 and is managed by Interstate Hotels & Resorts.

The following tables present certain information regarding the Four Points
Sheraton -- Chelsea Property:

                         OPERATIONAL STATISTICS

                                 TRAILING 12-MONTH
                                   NOVEMBER 2005        UW
                                 -----------------    -------
Average Daily Rate (ADR)......        $209.81         $209.81
Occupancy %...................           91.4%           86.4%
RevPAR........................        $191.85         $181.36

THE MARKET(1). The Four Points Sheraton -- Chelsea Property is located in the
City of New York, the County of New York, New York within Lower Midtown
Manhattan, in an area known as Chelsea, just south of Penn Station and Madison
Square Garden. Times Square is situated a 15-minute walk north of the Four
Points Sheraton -- Chelsea Property. The Four Points Sheraton -- Chelsea
Property is in walking distance to Union Square, the West Village, SoHo, the
Theater District, and the numerous services-related companies. The number of occupied room nights for the competitive set increased by 7.9% between 1999 and
2004, compared to an increase in lodging demand of 2.0% for Manhattan during the same period. Data for 2004 and year-to-date through October 2005 reflect the overall positive trend prevailing in the market, as marketwide RevPAR registered
19.4% and 25.5% increases, respectively. According to HVS/STR, the marketwide occupancy, average daily rate, and RevPAR, in 2005, were 86.8%, $194.98, and
$169.21, respectively.

THE BORROWER. The borrower, Chelsea Grand, LLC, f/k/a Chelsea Grand West, LLC
(the "Four Points Sheraton -- Chelsea Borrower"), is a single purpose entity.
The Four Points Sheraton -- Chelsea Borrower is a New York single purpose limited liability company. The sponsors are Kin Chung (John) and Yuk Jin
(Shirley) Lam. The principals own six other hotels (including a Best Western and a Solita Hotel on Manhattan).

PROPERTY MANAGEMENT. The property manager for the Four Points Sheraton --
Chelsea Property is Interstate Management Company, L.L.C., (the "Property
Manager") which is the nation's largest independent hotel management company, which manages more than 300 hotels in 40 states, the District of Columbia,
Canada, Russia, and Portugal. The management agreement expires on December 31,
2008.

LOCKBOX. The Four Points Sheraton -- Chelsea Borrower will be required to establish accounts (the "Clearing Account") into which all proceeds (including credit card receivables) from the subject will be deposited. Four Points
Sheraton -- Chelsea Borrower and the Property Manager will be required to deposit any revenues received by either of them with respect to the Four Points
Sheraton -- Chelsea Property directly into the Clearing Accounts within one business day of receipt. Prior to the occurrence of a Sweep Event, all funds on deposit in the Clearing Accounts shall be automatically swept from the Clearing
Account into operating accounts controlled by the Four Points Sheraton --
Chelsea Borrower within one (1) business day of receipt. Upon the occurrence of a Sweep Event, Lender's full cash management procedures will be sprung and all amounts on deposit in the Clearing Accounts will be swept periodically by or on behalf of Lender into an account (the "Cash Collateral Account") maintained with a bank selected by Lender or Servicer; provided that Four Points Sheraton --
Chelsea Borrower shall be permitted to reverse the sweep to the Cash Collateral
Account up to two times during the term of the Four Points Sheraton -- Chelsea
Loan upon the curing of the Sweep Event relating to an event of default or the
DSCR. The Cash Collateral Account shall be in the name, and under the sole dominion and control, of Lender. Four Points Sheraton -- Chelsea Borrower shall pay all reasonable and customary fees and expenses in connection with the
Clearing Accounts and the Cash Collateral Accounts. "Sweep Event" shall mean the earliest to occur of an event of default, or the date on which the DSCR (as tested on an actual basis) is less than 1.10x for the immediately preceding six month period as determined by Lender.

----------
(1)  Certain information obtained from a third party appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

MERRILL LYNCH MORTGAGE TRUST 2006-C1
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C1
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Four Points Sheraton -- Chelsea Loan:

                                ESCROWS/RESERVES

TYPE:                             INITIAL   MONTHLY
----------------------------------------------------
Taxes.........................   $ 99,403   $49,701
Insurance.....................   $ 46,594   $ 7,759
Debt Service Reserve..........   $345,052   $     0
Capital Expenditure / FF&E....   $      0   $35,320(1)
Environmental.................   $      0   $     0
---------------------------------------------------

ADDITIONAL DEBT. Not permitted, except for trade payables incurred in the ordinary course of business.

RELEASE PROVISIONS. The Four Points Sheraton -- Chelsea Loan is not open to voluntary prepayment except during the one (1) month period preceding the maturity of the loan. The loan may be defeased in its entirety after the earlier of four (4) years from the closing date thereof or two (2) years from the securitization date thereof.

SUBSTITUTION PROVISIONS. None

----------
(1)  Adjusted annually on January 1st (or as soon thereafter as operating income for the preceding calendar year shall be determined) to equal 1/12th of 4%
     of operating income for the immediately preceding calendar year.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63